10.78


PROSPECTUS

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

77 Grove Street
Rutland, Vermont 05701
802-773-2711

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

150,000 shares of Common Stock
($6.00 Par Value)

This Prospectus describes the material features of the Central Vermont Public Service Corporation Stock Option Plan for NonEmployee Directors (the "Plan"). The Plan provides for automatic awards to Directors of Central Vermont Public Service Corporation (the "Company") of options to purchase shares of the Company's $6 par value Common Stock. Awards may be made under the Plan with respect to an aggregate of up to 150,000 shares of the Company's Common Stock, subject to certain proportional adjustments.

In general, options are exercisable only (i) within the period beginning six months after the date of grant and ending five years after the date of grant and (ii) at a fixed price equal to the fair market value of the stock at the time the option is granted.

This Prospectus relates to the shares of the Company's Common Stock to be issued to Directors of the Company upon exercise of options granted under the Plan and may not be used for any reoffers or resales of such shares. It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This document constitutes a prospectus covering securities that have been registered under the Securities Act of 1933.

The date of this Prospectus is April 30, 1993.

TABLE OF CONTENTS

Page

AVAILABLE INFORMATION ........................................   ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............   iii
DESCRIPTION OF THE STOCK OPTION PLAN
  FOR NON-EMPLOYEE DIRECTORS
     General Information
     Administration of the Plan...............................   2
     Eligibility..............................................   2
     Number of Shares; Option Periods; Exercise...............   2
     Limited Extension of Option Periods......................   3
     Cashless Exercise........................................   3
     Stock for Withholding....................................   3
     Change in Control........................................   4
     Nontransferability and Termination of Options............   4
     Fair Market Value of Common Stock........................   5
     Shares Subject to Plan.....................................5
     Adjustments Upon Changes in Stock........................   5
     Effective Date and Duration of Plan......................   5
     Unfunded Plan............................................   6
     Amendment and Termination................................   6
     Short-Swing Trading Liability............................   6
     Restrictions Upon Reoffer or Resale of Shares............   7
FEDERAL INCOME TAX CONSEQUENCES...............................   8
     Effect of Share for Share Exercise.......................   8
     Additional Information...................................   8

                                  (i)

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Such proxy statements, reports and other information may be inspected at the public reference facilities maintained at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in New York (26 Federal Plaza, New York, New York 10007), Los Angeles (5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648) and Chicago (Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604). Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Company's Common Stock is listed for trading on the New York Stock Exchange ("NYSE") under the trading symbol "CV" (often reported in the financial press as "CVtPS or CentlVtPS"). Reports, proxy statements and other information concerning the Company prepared pursuant to the Exchange Act are also on file with the NYSE and may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and exhibits thereto for further information with respect to the Company and the securities to which this Prospectus relates.

The principal executive offices of the Company are located at 77 Grove Street, Rutland, Vermont 05701, telephone (802) 773-2711.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and if given or made such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any State to any person to whom it is unlawful to make such offer in such State. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. However, if any material change occurs in the Company's affairs at a time when the Prospectus is required to be delivered, the Company will amend or supplement this Prospectus appropriately.




INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the year ended December
31, 1992;

2. The Company's definitive proxy statement dated March 30, 1993 in connection with its annual meeting of stockholders held on May 4, 1993;

3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended by filing dated October 13, 1992; and

4. Current Reports on Form 8-K dated January 21, and April 28, 1993.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which is deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Joseph M. Kraus, Corporate Secretary, Central Vermont Public Service Corporation, 77 Grove Street, Rutland, Vermont 05701 (telephone (802) 773-2711).

DESCRIPTION OF THE
STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

General Information

The purpose of the Central Vermont Public Service Corporation Stock Option Plan for Non-Employee Directors (the "Plan") is to enhance the ability of the Company to attract and retain individuals of high caliber to serve on the Company's Board of Directors, by facilitating the participation of such persons as stockholders in the future success and profitability of the Company.

The Plan offers the non-employee Directors of the Company the opportunity to purchase shares of the Company's Common Stock, $6.00 par value ("Common Stock"), through the exercise of stock options granted to them under the Plan. A stock option entitles the optionee to purchase shares of Common Stock at the option price and during the option period specified in the Plan. All options granted under the Plan will be governed by separate agreements between the Company and the individual Directors that will specify the terms and conditions of the awards consistent with the provisions of the Plan.

This Prospectus contains summaries of certain provisions of the Plan. Such statements are qualified in their entirety by reference to the Plan document, a copy of which is on file with the Commission as an exhibit to the Company's registration statement covering the shares to be issued pursuant to the Plan. A copy of the Plan is also on file at the office of the Corporate Secretary at 77 Grove Street, Rutland, Vermont 05701 and may be inspected by participants during normal business hours. In the case of any conflict or apparent conflict between the description contained herein and the full text of the Plan, the text of the Plan will control.

The Plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 ("ERISA") and is not qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended.

The shares issuable upon the exercise of a stock option will generally consist of shares reacquired by the Company and held in treasury. If from time to time there is not a sufficient number of treasury shares available, authorized but unissued Common Stock will be issued under the Plan. The proceeds received by the Company from the sale of Common Stock under the Plan will be used for the Company's general corporate purposes. The amount of such proceeds will depend upon a number of factors, including the number of shares purchased, the option prices paid and whether the shares are newly-issued or treasury shares.
All inquiries, notices and other correspondence relating to the Plan should be addressed to Joseph M. Kraus, Secretary, Central Vermont Public Service Corporation, 77 Grove Street, Rutland, Vermont 05701.

References in this Prospectus to the masculine gender should be deemed to refer as well to the feminine gender as the context may require.

Administration of the Plan

Awards of stock options under the Plan are automatic. The Plan specifies, among other things, the number of shares to be covered by options, the dates of grant, the option price and the exercise period. Accordingly, the administration of the Plan is in all significant respects, self-executing.



Eligibility

Eligibility for awards under the Plan is limited to those individuals serving on the Board of Directors while the Plan is in effect who are neither officers nor employees of the Company or any of its 50% or more controlled subsidiaries. As of the date of this Prospectus, the Company's Board of Directors consists of ten individuals. All of such persons, except Mr. Thomas C. Webb, President and Chief Executive Officer of the Company, are eligible to participate in the Plan. Mr. Webb is, however, eligible to receive awards under a Stock Option Plan for Key Employees, similar in purpose and scope to the Plan described in this Prospectus.

Number of Shares: Option Periods: Exercise

Under the Plan, options will be granted annually to each eligible Director to purchase 2,250 shares of the Company's Common Stock at a price equal to the fair market value of the optioned stock on the date the option is granted. Options for 2,250 shares will be awarded to each then eligible,Director on the first business day after each of the 1993, 1994, 1995, 1996 and 1997 annual meetings of the Company's stockholders.

None of the options granted or to be granted under the Plan will be designed to qualify for tax purposes as so-called incentive stock options under Section 422A of the Internal Revenue Code.

Except as described below under the caption "Limited Extension of Option Period," options are exercisable in whole or in part at any time during the period beginning six months after the date of grant and ending five years after the date of grant.

Any exercise of an option must be made in accordance with the terms of the option agreement and the Plan. Payment may be made in cash or in other shares of the Company's Common Stock held by the Director, valued at their fair market value on the date the stock option is exercised. Payment may also be made pursuant to the cashless exercise provisions described below, so named because the Participant is not required to pay the option price with preexisting cash assets, but instead funds the option price through the sale by his or her broker of some or all of the shares.

An optionee will have no rights as a stockholder with respect to any shares covered by an option prior to the exercise of such option and subsequent delivery of stock certificates to him.

Limited Extension of Option Period

In the event that an option period expires at a time when a limited trading period has been declared by the Corporate Secretary and is in effect, the option period of such option shall be automatically extended for a period of thirty (30) days following termination of such limited trading period by the Corporate Secretary.

Cashless Exercise

The Plan permits a so-called "cashless exercise" of a Stock Option, in accordance with the following general procedures: The Participant must notify the Corporate Secretary of his or her intent to exercise. Written instructions will then be prepared and delivered to the Company and the participant's broker indicating the Participant's cashless election and instructing the Company to deliver to the broker the Common Stock issuable upon exercise. The exercise of the Participant's stock options will be executed on the same day that the broker is able to sell the stock. The broker will then withhold from the proceeds of the sale and deliver to the Company an amount, in cash, equal to the option price. An additional amount for federal and state tax withholdings may also be withheld and delivered to the Company at the Participant's election.

Because a cashless exercise involves a sale of Company stock, Participants should be aware of the possibility of short-swing trading consequences under Section 16(b) of the Exchange Act. See "Short Swing Trading Liability," below.

Stock for Withholding

The Plan permits a Participant to elect to have the Company satisfy the federal and state income tax withholding requirements that apply upon exercise of a Stock Option by having the Company retain from the shares deliverable to the Participant upon exercise that number of shares of Common Stock having a fair market value equal to the amount of the tax withholding liability. Participants are cautioned, however, that adverse short-swing trading consequences may arise if this feature is utilized outside a so-called "window period." See "Short-Swing Trading Liability" below.

Change in Control

In the event of a change in control of the Company, each outstanding stock option not otherwise presently exercisable will become immediately exercisable in full.

For purposes of the Plan a "change in control" of the Company occurs:
(i) when any person (including a "group" as defined in Section 13(d)(3) of the Exchange Act) acquires 20% or more of the combined voting power of the Company's outstanding securities; or (ii) if those members presently constituting at least three-quarters of the Directors ("Incumbent Directors"), together with any successors to such Directors approved by at least three-quarters of the Incumbent Directors, no longer constitute three-quarters of the Directors at any time; or (iii) when any person (including a "group" as defined in Section 13(d)(3) of the Exchange Act) owns, controls or holds the power to vote 10% or more of the Company's outstanding voting securities and immediately following the acquisition of such securities such corporation or partnership is a public utility holding company or the Company is in danger of losing its exemption from registration under the Public Utility Holding Company Act of 1935 or the Company is required to register under such Act.

Nontransferability and Termination of Options

Options granted under the Plan are not assignable or transferable except upon the death of the Director-participant and during his lifetime are exercisable only by him.

If a Director-participant dies at a time when he is entitled to exercise a stock option, then such option may be exercised in whole or in part by his executor or administrator or the person to whom such option is transferred b,y will or the applicable laws of descent and distribution, at any time within three years after such death or retirement. In no event, however, may such stock option be exercised in any such situation more than five years after the date of the grant.

If a Director-participant ceases to be a member of the Board of Directors for any reason other than death at a time when he is entitled to exercise a stock option, then such option may be exercised in whole or in part at any time within three months of such cessation; provided, however, that except as otherwise described above under the caption "Limited Extension of Option Period," no such stock option be may exercised more than five years after the date of grant of such option.

Fair Market Value of Common Stock

Under the Plan, the fair market value of the Company's Common Stock as of a particular date is deemed to be the average of the high and low quoted selling prices for a share of Common Stock on such date, as reported on the composite tape on such date (or, if the applicable date is not a business day, the next preceding business day). If no sale takes place on the date in question, the fair market value will be deemed to be the average of the bid and asked prices on such date.

Shares Subject to Plan

The total number of shares of the Company's Common Stock with respect to which awards may be made under the Plan is 150,000 shares, subject to proportional adjustment, as described below. The Plan provides that if stock options expire or terminate in whole or in part before being exercised, for any reason, the shares covered thereby will be available for future stock option grants under the Plan. Shares with respect to which a stock option has been exercised, in whole or in part, will not be available for future awards.

Adjustments Upon Changes in Stock

In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Company's Common Stock which becomes effective after adoption of the Plan, the Committee will make appropriate adjustments in the number and kind of shares of Stock subject to the Plan, the number and kind of shares of stock covered by each outstanding stock option, the option price and the fair market value of the stock.

In the event of a dissolution or liquidation of the Company, a consolidation or merger in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged, all Qutstanding options will terminate. The Company must, however, make all outstanding options immediately exercisable at least 20 days before such dissolution, liquidation, consolidation or merger or must arrange for any corporation succeeding to the business and assets of the Company to issue to participants replacement options on such corporation's stock which will to the extent possible preserve the value of the options being surrendered.

Effective Date and Duration of Plan

The Plan became effective upon its approval by the Company's
Stockholders at their Annual Meeting held on May 5, 1992. Options will be awarded annually under the Plan beginning in 1993, with the last such award occurring on the first business day following the 1997 Annual Meeting of the Company's stockholders. The Plan does not provide for any extensions.

Unfunded Plan

The Plan, insofar as it provides for grants, will be unfunded, and the Company will not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan will be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company may be construed as giving any participant or other person or entity any interest of any kind in any assets of the Company or any Subsidiary nor will any such obligation create a trust of any kind or a fiduciary relationship between the Company and any such person.

Amendment and Termination

The Board of Directors may from time to time amend, suspend or terminate the Plan but stockholder approval is needed for any amendment that (1) materially increases the aggregate number of shares available under the Plan (except as described above under the caption
"Adjustments Upon Changes in Stock"); (2) materially changes the eligibility requirements for participation in the Plan; or (3) materially increases the benefits accruing to participants under the Plan, within the meaning of Rule 16b-3 under the Exchange Act.

The provisions of the Plan governing the matters referred to in clauses
(1) through (3) of the preceding paragraph, as well as matters relating to (i) the number of shares for which stock options may be awarded,
(ii) the exercise price of options, (iii) the timing of awards or (iv) the duration of option periods, may not be amended more than once every six (6) months, except for amendments to ensure compliance with the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.


Short-Swinq Tradinq Liability

Directors are considered to be corporate "insiders" under Section 16 of the Securities Exchange Act of 1934 and, accordingly are subject to the "short swing" profit provisions of Section 16(b) of the Exchange Act.
Section 16(b) generally provides that if an insider buys and sells securities of the Company within any six month period, any profit must be forfeited to the Company. The grant and exercise of Stock Options under the Plan are ordinarily exempt from short-swing trading liability. However, Participants should be aware that the sale of Common Stock by the broker which occurs as part of a cashless exercise is not so exempt and may be matched against a purchase made within the preceding or following six months to result in Section 16(b) short-swing trading liability.

Participants are also advised that the withholding of shares in payment of a Participant's federal and state tax liability upon exercise of a stock option will not be exempt from Section 16 (i.e., will be treated as a "sale") unless the withholding election is made during a "window period" beginning on the third business day following the date of release of annual or quarterly financial data about the Company and ending on the twelfth business day following such date.

Directors should consider carefully the short swing profit provisions of the Exchange Act before exercising any stock options through the cashless exercise procedures or when making any other purchases or sales of Company Stock.

Restrictions Upon Reoffer or Resale of Shares

Because of their status as Directors of the Company, Participants may be deemed to be affiliates of the Company under applicable rules and regulations of the Securities and Exchange Commission. An affiliate is generally defined as any person who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the issuing company. Affiliates are generally subject to the same registration and prospectus delivery requirements under the Securities Act of 1933, as is the issuing company in connection with sales of company stock.

This Prospectus is not available for reoffers or resales by affiliates of Common Stock acquired upon the exercise of options granted under the Plan. Such reoffers or resales may be made only pursuant to a separate prospectus filed in accordance with the applicable rules and regulations of the Securities and Exchange Commission or pursuant to the exemptive provisions of the Securities Act of 1933 and the rules and regulations thereunder, including Rule 144 of the Commission.

The Plan provides that the Company may require that a person exercising a stock option agree in writing to hold for investment and not for resale any shares of Common Stock issued to him under the Plan and to dispose of such shares only in compliance with applicable rules and regulations. Such agreement will be required only if, in the opinion of counsel to the Company, it is necessary or desirable in order to comply with applicable laws and regulations relating to the sale of securities.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the Company's understanding of the more significant federal income tax consequences associated with the Plan under the provisions of the Internal Revenue Code of 1986 (the "Code"), as amended. The Company has not undertaken to provide personal tax or financial advice to Participants and the following general discussion should not be interpreted as such.

No income will be recognized by a Participant for federal income tax purposes when an option is granted. Except as noted below under the caption "Additional Information," at the time an option is exercised, a Participant will recognize as ordinary income the difference between the fair market value of the Common Stock on the date the option is exercised and the option price (that is, the fair market value on the date the option was granted).

Any gain or loss that a Participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of a stock option will be treated as long-term or short-term capital gain or loss, depending on the period during which the Participant held such shares. For purposes of determining the amount of such gain or loss, the tax basis in the shares will be the market value of such shares on the exercise date.

The exercise of a stock option will entitle the Company to claim a business expense deduction equal to the amount of income realized by the Participant.

Effect of Share for Share Exercise

If a Participant elects to tender previously acquired shares of the Company's Common Stock in partial or full payment of the option price, the transaction will be treated as a tax-free exchange to the extent of the number of shares tendered. Additional shares received will result in ordinary income equal to the value of such shares.

Additional Information

In general, a Participant will recognize taxable income upon exercise of a Stock Option, assuming that no disposition of the shares following exercise of the Stock Option occurs within six months after the date of grant. In those unusual circumstances in which the exercisability of a Stock Option is accelerated within six months of the date of grant, such as upon a change of control, a Participant will not recognize taxable gain until expiration of the six-month period following the date of grant of the Stock Option; provided, however, that a Participant may elect to recognize taxable gain immediately in such circumstances by filing a written election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code. The Company is entitled to a corresponding tax deduction when the Participant recognizes taxable income.

If a change in control of the Company occurs accelerating the exercise of outstanding stock options, and if such accelerated exercise is deemed a "control payment" (within the meaning of Section 280G of the Code), a Participant may be subject to a 20% federal excise tax on all or a portion of such control payment, if such control payment and other control payments exceed certain limits contained in Section 280G of the Code. In such event, the Company would not be allowed a business deduction with respect to the amount of such control payment.

The rules governing the tax treatment of options and shares acquired on the exercise thereof are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Consequently, participants are urged to consult with their personal tax advisers for information with respect to the tax consequences that would pertain to their particular circumstances, including tax consequences under applicable state and local income tax laws.

                                                      10.79
OFFICERS INSURANCE PLAN


This Agreement, entered into as of the date set forth on the Summary Schedule, which is attached hereto and made a part hereof, by and between CENTRAL VERMONT PUBLIC SERVICE CORPORATION (hereinafter
"Company") and the Executive named on the Summary Schedule (hereinafter "Executive").

WHEREAS, the Executive has provided valuable services to the Company and the Company desires to retain the Executive's valuable services and to aid in providing retirement and death benefits to the Executive and his/her beneficiaries; and

WHEREAS, the Executive is a highly compensated managerial employee;

NOW THEREFORE, the Company and the Executive in consideration of the terms and conditions set forth herein hereby mutually covenant and agree as follows:

1.Retirement Benefit: The Company will commence paying the Executive within thirty (30) days after the Executive's normal retirement date, provided the Executive is employed by the Company on his/her normal retirement date, the amount per month set forth on the Summary Schedule guaranteed for fifteen (15) years. If the Executive dies after becoming entitled to payments, but before the payments guaranteed for fifteen (15) years have been paid, the unpaid balance of the payment guaranteed for fifteen (15) years will continue to be paid by the Company to the beneficiaries named in the Summary Schedule.

2.Early Retirement Benefit: In the event the Executive's employment with the Company terminates prior to the Executive's normal retirement date for any reason other than death of the Executive or cause (gross misconduct), the Executive has attained the age of 55 and has been employed by the Company for at least 10 years, then within thirty (30) days of the date of such termination, or reaching the age of 60, whichever is later, the Company will commence paying the Executive the monthly retirement benefit set forth on the Summary Schedule for fifteen years reduced by such amount as shall be determined by the Company, however, such reduction shall not be more than five percent (5%) for each full year that the early retirement date precedes the normal retirement date.

3.Death Benefit: If the Executive dies after payments of monthly benefits to the Executive have commenced, or if the Executive terminates after age 55 and prior to age 60, pursuant to Paragraphs 1 or 2 above, then the Company shall pay to the Executive's beneficiaries as an additional benefit, the sum of One Hundred Thousand Dollars ($100,000.00).
4.Leave of Absence: The Company may grant the Executive one or more leaves of absence during which time the Executive shall be considered to be in the employ of the Company for purposes of this Agreement.

     5. Assignability: The benefits provided by this Agreement will not be subject to garnishment, attachment or any other legal process by the creditors of the Executive or of any person or persons designated as beneficiaries of the agreement.

6.Employment and Other Rights: This Agreement creates no rights whatsoever in the Executive to continue in the employ of the Company for any length of time, nor does it create any rights in the Executive or obligations on the part of the Company except as set forth herein.

7.Anti-Alienability Clause: Neither the Executive nor any beneficiary shall transfer, assign, pledge, mortgage or encumber any of the benefits and payments hereunder. The benefits shall not be subject to seizure, lien, judgement, alimony, levy, garnishment, or attachment.

In the event that the Executive or any Beneficiary shall attempt any of the above acts, then the payment of installment payments or benefits by the Company shall immediately cease and terminate.

8.No Effect On Other Plans: Nothing contained herein shall affect any right or privilege of the Executive with regard to other employee plans the Company has, or may have in the future.

9.Financial Hardship: The Company may, in its sole discretion, pay the balance of the account, or any portion thereof to the Executive or any Beneficiary herein, provided that the Executive or Beneficiary has a demonstrable need due to financial hardship. The decision of whether or not financial hardship exists, or whether or not any payments herein shall be made, shall at all times rest solely with the Company, in its sole discretion.

10.Reorganization of the Company: The Company agrees that it will not merge or consolidate with any other company, business corporation, partnership, or organization, and/or that it will not permit any of its activities to be taken over unless and until the succeeding or continuing corporation expressly assumes all rights, duties, privileges and obligations herein set forth. With regard to a default with respect to this provision, the Executive or Beneficiary shall have a continuing lien on all corporate assets, including transferred assets, until the Company's obligations herein are completely and totally fulfilled.

11.Unsecured Provision: The rights of the Executive under this Agreement, and of any Beneficiary shall be solely those of an unsecured creditor of the Company. Any asset acquired by the Company in connection with any obligation herein shall not be deemed to be held in trust for the Executive or Beneficiary. All such assets remain general, unpledged assets of the Company.

12.Communications: Any notice or communication shall be made in writing and addressed as the case may be to the principal offices of the Company and the principal residence of the Executive. Each part shall notify the other of a change of address of the principal office and principal residence.

13.Facility of Payment: Any installment or payment required to be made by the Company under this Agreement, to any person entitled to said payment, with the person being under a legal disability at the time, then said payment may be made in any of the following ways, by the Company, in its sole discretion.

Directly to the person.

2.To the legal representative of the person.

3.To some near relative of the person, said payment to be used for the latter's benefit.

4.Directly for the payment of expenses relating to the health, maintenance, support and education of the person.

Any such payment by the Company shall be a discharge of the obligation to make said payment. The company shall not be liable for making the payment to any of the parties enumerated above.

14.Arbitration: In the event of any dispute arising between the parties of this Agreement, the parties agree that such controversy shall be settled by arbitration, in accordance with the rules of the American Arbitration Association. One arbitrator shall be named by each party involved in the dispute, with an additional arbitrator named by the arbitrators so chosen.

15.State Law: This Agreement shall be construed under the laws of the State of Vermont.

16.Revocability: This Agreement may be revoked or amended in whole or part by a writing signed by both parties hereto except as set forth in Paragraph 17 below.

17.Amendment: Notwithstanding any other provision of this Agreement, in the event of a substantial change in the Federal Income Tax Laws affecting the economic viability of this plan, the Board of Directors may amend the plan by freezing the Executive's salary level for purposes of this Plan at the level as of date of such amendment.

18.Whole Agreement: This writing contains the whole Agreement, with no other understandings or provisions other than what is considered herein.

Executed as of this _______ day of _______________, 19_______.

IN PRESENCE OF:



_______________________________    _____________________________
                                   Executive

                                   CENTRAL VERMONT PUBLIC SERVICE
                                           CORPORATION



_______________________________    By___________________________
                                     Duly Authorized Agent

OFFICERS INSURANCE PLAN
SUMMARY SCHEDULE



1.Name of Executive:___________________________________________


2.Address:___________________________________________________

___________________________________________________


3.Date of Agreement:   November 15, 1993

4.Monthly Retirement Benefit:  __________________________ of the
Executive's salary from the Company for the calendar year before retirement or termination of employment divided by 12.


5.Beneficiaries:__________________________________

                __________________________________

                __________________________________

  In the event there are no surviving beneficiaries, then the benefit shall be paid to the Executor or Administrator of the last survivor of the Executive and said beneficiaries.


6.Normal Retirement Date:______________________________________


  Executed this __________ day of ____________________, 19_____.



___________________________________ _______________________________
Witness                                  Executive


                                   CENTRAL VERMONT PUBLIC SERVICE
                                         CORPORATION



________________________________By_____________________________
Witness                             Duly Authorized Agent

DIRECTORS SUPPLEMENTAL DEFERRED COMPENSATION PLAN              10.80

ARTICLE I

PURPOSE

The purpose of this plan is to permit members of the Board of Directors of Central Vermont Public Service Corporation and subsidiary companies an opportunity to defer receipt of salary, bonus or incentive payments; and to enable the Corporation to attract and retain outstanding individuals to serve as directors.

ARTICLE II

DEFINITIONS

When used herein the following terms have the meanings indicated unless a different meaning is clearly required by the context.

1. "Administrator": The person, persons or committee appointed by the Board of Directors of the Corporation to administer this Plan.

2. "Corporation": Central Vermont Public Service Corporation and subsidiary companies, and its corporate successors.

3. "Deferred Compensation Agreement": Written agreement between the Corporation and a Participant in substantially the form attached hereto as Exhibit A and made a part hereof.

4. "Designated Beneficiary": One or more beneficiaries, as designated in writing to the administrator, to whom payments otherwise due to or for the benefit of a Participant are to be made in the event of the Participant's death. If no written designation is made by a Participant, or if the beneficiary is not in existence at the Participant's death, or if the beneficiary predeceases the Participant, the Participant is deemed to have designated his estate as beneficiary.

5. "Director": A person who has been elected to such a position by the shareholders of the Corporation.

6. "Normal Retirement": Retirement as a Director from the Corporation on or after the later of attainment of age seventy (70) and completion of five (5) years of Plan participation.

7. "Normal Retirement Date": The first day of the month coinciding with or next following the date on which a Participant first meets the requirement for Normal Retirement.

8. "Participant": A Director who is or hereafter becomes eligible to participate in the Plan and does participate by electing, in the manner specified herein, to defer compensation pursuant to the Plan.

9. "Participant's Account": The Participant's Account shall be the amount deferred by the Participant pursuant to the Deferred Compensation Agreement, Exhibit A, plus interest as determined by the Administrator in accordance with the table attached hereto as Exhibit
B. However, the Participant understands and accepts that the present value of the Plan cost to the Corporation shall remain less than zero and that all risks of change in the credited interest rate used, mortality and tax law changes are to be assumed by the Participant. This may result in additional Plan deferrals which will be reflected in the balance of the Participant's Account.

10. "Plan": The Deferred Compensation Plan for Directors of Central Vermont Public Service Corporation contained herein, and as may be amended from time to time hereafter.

11. "Plan Year": A twelve month period commencing January 1 and ending the following December 31 with the first Plan year commencing January 1, 1990.

12. "Termination": When a Director's service with the Corporation terminates.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

1. Eligibility.

   Any Director of the Corporation.

2. Participation.

   An eligible Director participates in the Plan by irrevocably electing, in the manner specified herein, to defer a predetermined amount for each year for five (5) consecutive Plan Years.

                                   ARTICLE IV


                               RETIREMENT BENEFITS


1. Normal Retirement Benefit.

   (a) Upon retirement as a Director of the Corporation on or after his Normal Retirement Date, a Participant shall become entitled to his/her Normal Retirement Benefit. This Normal Retirement Benefit shall be determined by the amount in the Participant's Account as of the date of retirement and shall be retirement and shall be paid out in the form of a level fifteen (15) year annuity certain, payable in one hundred eighty (180) equal monthly installments. For purposes of establishing the retirement annuity the fixed monthly payments will be based upon the account value at the date of retirement, with interest computed in the future based on the 60 months interest credited to your account prior to retirement. Payment of the Normal Retirement Benefit commences on the first day of the first month after the Participant's Normal Retirement Date and continues on the first day of each month thereafter until one hundred eighty (180) monthly payments have been made.

                              ARTICLE V
                         SURVIVOR BENEFITS

1. Events. The Company will pay to a Participant's Designated Beneficiary a Survivor Benefit as defined in this Article V in the event a Participant's death occurs as follows:
(a) while serving as a Director of the Corporation and while a Participant under the Plan;
(b) after becoming entitled to a Retirement Benefit under Article IV hereof, but prior to commencement of payment of such benefit; or
(c) after annuity benefits have commenced, but prior to the completion of one hundred eighty (180) monthly benefit payments.

2. Amount, The amount of Survivor Benefit pursuant to this Article V will be determined as follows:
(a) The Survivor Benefit will be equal to the value of the Participant's Account as of the date of death plus interest determined in the same manner as Normal Retirement Benefit pursuant to Article IV-1(a) if the Participant's death occurs while serving as a director of the Corporation and while a Participant under the Plan. An additional survivor benefit shall be paid to the Designated Beneficiary which shall be equal to the annual amount deferred by the Director and paid each year for a fifteen (15) year period. Payments shall be made on a monthly basis for one hundred eighty (180) months certain.
(b) The Survivor Benefit will be equal to the continuation of the monthly benefit payable to the Participant if the Participant's death occurs after benefit payments have commenced to him/her.

3. Duration. Payment of the Survivor Benefit to a Designated
Beneficiary pursuant to this Article V commences on the first day of the month following the death of a Participant and continues on the first day of each month thereafter until a total of one hundred eighty
(180) monthly payments have been made to the Participant or his Designated Beneficiary.

                             ARTICLE VI

                            TERMINATIONS

In the event a Participant's relationship as a Director of the Corporation terminates for any reason other than death, or Normal Retirement, the Participant will have his/her account paid as follows:
     (i) If the Participant's Account is under $25,000 it shall be paid within thirty (30) days of the date of termination;
     (ii) If the Participant's Account is over $25,000, it shall be paid in one hundred eighty (180) monthly installments commencing at the time early retirement benefits would have been paid had he/she continued to be employed by the Corporation as an annuity based on an interest rate equal to the interest rate credited to the Account for the five (5) years prior to the early retirement date.

                                   ARTICLE VII

                           AMENDMENT AND TERMINATION

The Corporation reserves the right, at any time or from time to time, by action of its Board of Directors, to modify or amend in whole or in part any or all provisions of the Plan. In addition, the Corporation reserves the right by action of its Board of Directors to terminate the Plan in whole or in part. Such termination shall not affect the amount in the Participant's Account as of the date of such modification, amendment or termination. In addition, such modification, amendment or termination shall not affect the Deferred Compensation Agreements under which benefit payments had commenced prior to such modification, amendment or termination of the Plan. Should such modification, amendment or termination occur during the 5-year deferral period, Participant is released from obligation to continue deferrals.

                                   ARTICLE IX
                                  MISCELLANEOUS

1. Suicide. Except as hereafter provided no benefit will be payable under the Plan to a Participant or his Designated Beneficiary in the event the Participant dies as a result of suicide with twenty-four (24) months of entering this Plan.
In the event of such suicide, the Participant's Designated Beneficiary will receive within a reasonable period of time a lump sum equal to the actual amounts deferred by the Participant under the Plan.

2. Non-Alienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan shall be void.

3. No Trust Created. The obligations of the Corporation to make payments hereunder shall constitute a liability of the Corporation to a Participant. Such payments shall be made from the general funds of the Corporation, and the Corporation shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant, his estate nor Designated Beneficiary shall have any interest in any particular asset of the Corporation by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or other fiduciary relationship between the Corporation and a Participant or any other person.

4. Neither the execution of this Plan nor any action taken by the Corporation pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as a Director of the Corporation nor restrict the right of any Participant to terminate his role as a Director of the Corporation.


5. Designation of Beneficiary. Participants shall file with the Corporation a notice in writing designating one or more Designated Beneficiaries to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the complete payment of such benefit. Participants shall have the right to change the beneficiary or beneficiaries so designated from time to time; provided, however, that any change shall not become effective until received in writing by the Administrator.

6. Claims for Benefits. Each Participant or Designated Beneficiary must claim any benefit to which entitled under this Plan by a written notification to the Administrator. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following: the specific reason for the denial; specific reference to the Plan provision on which the denial is based; description of additional information necessary for the claimant to present to present his claim, if any, and an explanation of why such material is necessary.
The claimant will have sixty (6) days to request a review of the denial by the Administrator, which will provide a full and fair review. The request for review must be in writing delivered to the Administrator. The claimant may review pertinent documents, and he may submit issues and comments in writing. The decision by the Administrator with respect to the review must be given within sixty (60) days after receipt of the request, unless special circumstances require an extension (such as for hearing). In no event shall the decision be delayed beyond one hundred twenty (120) days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

7. Binding Effect. Obligations incurred by the Corporation pursuant to this Plan shall be binding upon and insure to the benefit of the Corporation, its successors and assigns, and the Participant and the beneficiary or beneficiaries designated pursuant to section 5 of this
Article IX.

8. Entire Plan. This document and any amendments contains all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

                                    ARTICLE X

                                  CONSTRUCTION

1. Governing Law. This Plan shall be construed and governed in accordance with the laws of the State of Vermont.

2. Gender. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.



3. Headings, etc. The cover page of this Plan, the Table of Contents and all headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

     THIS PLAN is adopted and becomes effective this ______day of _______________________, 19_____.



__________________________________
Chairman of the Board

Attest:


_________________________________
Secretary

(Corporate Seal)

                                    EXHIBIT A
                        DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT is made this the ________ day of _______, 19___, between Central Vermont Public Service Corporation, a Vermont corporation
(hereinafter the "Corporation"), and _____________________________ and
Director of the Corporation (hereinafter called "Participant").

WHEREAS, the Board of Directors of the Corporation has approved a Deferred Compensation Plan for the purpose of attracting and retaining outstanding individuals to function as Directors of the Corporation; and

WHEREAS, such Deferred Compensation Plan provides that the Participant become eligible to participate upon execution of a Deferred
Compensation Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Corporation and the Participant agree as follows:

1. Participation. This Agreement is made to evidence the Participant's participation in the Deferred Compensation Plan for Officers of Central Vermont Public Service Corporation (hereinafter the "Plan"), to set forth the amount of the Participant's Normal Retirement Benefit and Survivor Benefit under the Plan.

2. Adoption of Plan. The Plan (and its provisions), as it now exists and as it may be amended hereafter, is incorporated herein and made a part of this Agreement.

3. Definitions. When used herein, the terms which are defined in the Plan shall have the meanings given them in the Plan, unless a different meaning is clearly required by the context.

4. Deferrals. Pursuant to Article III of the Plan, the Participant hereby elects to defer the receipt of, and the Corporation hereby elects to defer the payment of salary, bonus or incentive payments in the amount of ____________________________________ ($_____________)
dollars per year for each of the Plan years ending December 31, ____, ________, ________, _________, and ___________.

5. Retirement Benefit. The Participant's Normal and Early Retirement Benefits are as defined in Article IV of the Plan.

6. Survivor Benefit. The Participant's Survivor Benefit is as defined in Article V of the Plan.

7. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Corporation and the Participant, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect.



IN WITNESS WHEREOF, the parties have executed this Agreement in Duplicate originals as of the day and year entered above.

CENTRAL VERMONT PUBLIC SERVICE
CORPORATION

By: _________________________________

Chairman of the Board


Attest:


_____________________________________
Secretary

(Corporate Seal)

                                    PARTICIPATING DIRECTOR:

                                    ________________________  (L.S)
                                     Participant

                           DESIGNATION OF BENEFICIARY
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                       OF
                   CENTRAL VERMONT PUBLIC SERVICE CORPORATION

As a participant in the Deferred Compensation Plan for Directors of Central Vermont Public Service Corporation, I hereby designate the following person(s) as "Designated Beneficiary", as that term is defined and used in the Plan:








I understand that the Designated Beneficiary named above may be changed or revoked by me at any time by filing a new designation in writing with the Administrator.


Date _______________________             _________________________
                                          Signature of Participant

OFFICERS SUPPLEMENTAL DEFERRED COMPENSATION PLAN            10.81

ARTICLE I

PURPOSE
The purpose of this plan is to permit Officers of Central Vermont Public Service Corporation and subsidiary companies an opportunity to defer receipt of salary, bonus or incentive payments; and to enable the Corporation to attract and retain outstanding individuals to function as officers.
ARTICLE II

DEFINITIONS

When used herein the following terms have the meanings indicated unless a different meaning is clearly required by the context.

1. "Administrator": The person, persons or committee appointed by the Board of Directors of the Corporation to administer this Plan.

2. "Corporation": Central Vermont Public Service Corporation and subsidiary companies, and its corporate successors.

3. "Deferred Compensation Agreement": Written agreement between the Corporation and a Participant in substantially the form attached hereto as Exhibit A and made a part hereof.

4. "Designated Beneficiary": One or more beneficiaries, as designated in writing to the administrator, to whom payments otherwise due to or for the benefit of a Participant are to be made in the event of the Participant's death. If no written designation is made by a Participant, or if the beneficiary is not in existence at the Participant's death, or if the beneficiary predeceases the Participant, the Participant is deemed to have designated his estate as beneficiary.

5. "Officer": A person who has been elected to such a position by the Board of Directors of the Corporation.

6. "Early Retirement": Retirement as an Officer from the Corporation on or after the later of attainment of age fifty-five (55) and the completion of five (5) years of Plan participation but prior to meeting the requirements for Normal Retirement as provided in section 8 of this
Article II.

7. "Early Retirement Date": The first day of the month coinciding with or next following the date on which a Participant, having met the requirements for Early Retirement, retires as an Officer from the Corporation.

8. "Normal Retirement": Retirement as an Officer from the Corporation on or after the later of attainment of sixty-five (65) and the completion of five (5) years of Plan participation.

9. "Normal Retirement Date": The first day of the month coinciding with or next following the date on which a Participant first meets the requirement for Normal Retirement.

10. "Participant": An Officer who is or hereafter becomes eligible to participate in the Plan and does participate by electing, in the manner specified herein, to defer compensation pursuant to the Plan.

11. "Participant's Account": The Participant's Account shall be the amount deferred by the Participant pursuant to the Deferred Compensation Agreement, Exhibit A, plus interest as determined by the Administrator in accordance with the table attached hereto as Exhibit
B. However, the Participant understands and accepts that the present value of the Plan cost to the Corporation shall remain less than zero and that all risks of change in the credited interest rate used, mortality and tax law changes are to be assumed by the Participant. This may result in additional Plan deferrals which will be reflected in the balance of the Participant's Account.

12. "Plan": The Deferred Compensation Plan for Officers of Central Vermont Public Service Corporation contained herein, and as may be amended from time to time hereafter.

13. "Plan Year": A twelve month period commencing January 1 and ending the following December 31 with the first Plan year commencing January 1, 1990.

14. "Termination": When an Officer's employment with the Corporation terminates or is terminated for any reason.

                                   ARTICLE III

ELIGIBILITY AND PARTICIPATION

1. Eligibility.

   Any Officer of the Corporation.

2. Participation.

   An eligible Officer participates in the Plan by irrevocably electing, in the manner specified herein, to defer a predetermined amount for each year for five (5) consecutive Plan Years.

ARTICLE IV

RETIREMENT BENEFITS

1. Normal Retirement Benefit.

   (a) Upon retirement as an Officer of the Corporation on or after his Normal Retirement Date, a Participant shall become entitled to his/her Normal Retirement Benefit. This Normal Retirement Benefit shall be determined by the amount in the Participant's Account as of the date of retirement and shall be retirement and shall be paid out in the form of a level fifteen (15) year annuity certain, payable in one hundred eighty (180) equal monthly installments. For purposes of establishing the retirement annuity the fixed monthly payments will be based upon the account value at the date of retirement, with interest computed in the future based on the 60 months interest credited to your account prior to retirement. Payment of the Normal Retirement Benefit commences on the first day of the first month after the Participant's Normal Retirement Date and continues on the first day of each month thereafter until one hundred eighty (180) monthly payments have been made.

2. Early Retirement Benefit.

   (a) Upon Early Retirement, a Participant becomes entitled to his Early Retirement Benefit. The Early Retirement Benefit shall be determined by the amount in the Participant's Account as of the date of Early retirement and shall be paid out in the form of a level fifteen
(15) year annuity certain payable in one hundred eighty (180) monthly installments and calculated in the same manner as the Normal Retirement Benefit.

   (b) A Participant may have payment of his Early Retirement Benefit commence on the first day of the first month after his/her Early Retirement Date or on the first day of any subsequent month preceding his/her Normal Retirement Date if election is made in writing and delivered to the Administrator at least thirty (30) days before annuity starting date.

ARTICLE V

SURVIVOR BENEFITS

1. Events. The Company will pay to a Participant's Designated
Beneficiary a Survivor Benefit as defined in this Article V in the event a Participant's death occurs as follows:

   (a) While serving as an Officer of the Corporation and while a Participant under the Plan;

   (b) after becoming entitled to a Retirement Benefit under Article IV hereof, but prior to commencement of payment of such benefit; or

   (c) after annuity benefits have commenced, but prior to the completion of one hundred eighty (180) monthly benefit payments.

2. Amount. The amount of Survivor Benefit pursuant to this Article V will be determined as follows:

   (a) The Survivor Benefit will be equal to the value of the Participant's Account as of the date of death plus interest determined in the same manner as Normal Retirement Benefit pursuant to Article IV-l(a) If the Participant's death occurs while serving as an Officer of the Corporation and while a Participant under the Plan.

   (b) The Survivor Benefit will be equal to the continuation of the monthly benefit payable to the Participant if the Participant's death occurs after benefit payments have commenced to him/her.

3. Duration. Payment of the Survivor Benefit to a Designated
Beneficiary pursuant to this Article V commences on the first day of the month following the death of a Participant and continues on the first day of each month thereafter until a total of one hundred eighty
(180) monthly payments have been made to the Participant or his Designated Beneficiary.

 ARTICLE VI

TERMINATIONS

In the event a Participant's relationship as an Officer of the Corporation terminates for any reason other than death, Early
Retirement or Normal Retirement, the Participant will have his/her account paid as follows:

   (i) If the Participant's Account is under $25,000 it shall be paid within thirty (30) days of the date of termination;

   (ii) If the Participant's Account is over $25,000, it shall be paid in one hundred eighty (180) monthly installments commencing at the time early retirement benefits would have been paid had he/she continued to be employed by the Corporation as an annuity based on an interest rate equal to the interest rate credited to the Account for the five (5) years prior to the early retirement date.

ARTICLE VII

AMENDMENT AND TERMINATION

   The Corporation reserves the right, at any time or from time to time, by action of its Board of Directors, to modify or amend in whole or in part any or all provisions of the Plan. In addition, the Corporation reserves the right by action of its Board of Directors to terminate the Plan in whole or in part. Such termination shall not affect the amount in the Participant's Account as of the date of such modification, amendment or termination. In addition, such modification, amendment or termination shall not affect the Deferred Compensation Agreements under which benefit payments had commenced prior to such modification, amendment or termination of the Plan. Should such modification, amendment or termination occur during the 5-year deferral period, Participant is released from obligation to continue deferrals.

ARTICLE IX

MISCELLANEOUS

1. Suicide. Except as hereafter provided no benefit will be payable under the Plan to a Participant or his Designated Beneficiary in the event the Participant dies as a result of suicide with twenty-four (24) months of entering this Plan.

In the event of such suicide, the Participant's Designated Beneficiary will receive within a reasonable period of time a lump sum equal to the actual amounts deferred by the Participant under the Plan.

2. Non-Alienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan shall be void.

3. No Trust Created. The obligations of the Corporation to make payments hereunder shall constitute a liability of the Corporation to a Participant. Such payments shall be made from the general funds of the Corporation, and the Corporation shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant, his estate nor Designated Beneficiary shall have any interest in any particular asset of the Corporation by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or other fiduciary relationship between the Corporation and a Participant or any other person.

4. No Employment Agreement. Neither the execution of this Plan nor any action taken by the Corporation pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an Officer of the Corporation nor restrict the right of any Participant to terminate his role as an Officer of the Corporation.

5. Designation of Beneficiary. Participants shall file with the Corporation a notice in writing designating one or more Designated Beneficiaries to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the complete payment of such benefit. Participants shall have the right to change the beneficiary or beneficiaries so designated from time to time; provided, however, that any change shall not become effective until received in writing by the Administrator.

6. Claims for Benefits. Each Participant or Designated Beneficiary must claim any benefit to which entitled under this Plan by a written notification to the Administrator. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following: the specific reason for the denial; specific reference to the Plan provision on which the denial is based; description of additional information necessary for the claimant to present to present his claim, if any, and an explanation of why such material is necessary.

The claimant will have sixty (6) days to request a review of the denial by the Administrator, which will provide a full and fair review. The request for review must be in writing delivered to the Administrator. The claimant may review pertinent documents, and he may submit issues and comments in writing.

The decision by the Administrator with respect to the review must be given within sixty (60) days after receipt of the request, unless special circumstances require an extension (such as for hearing). In no event shall the decision be delayed beyond one hundred twenty (120) days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

7. Binding Effect. Obligations incurred by the Corporation pursuant to this Plan shall be binding upon and insure to the benefit of the Corporation, its successors and assigns, and the Participant and the beneficiary or beneficiaries designated pursuant to section 5 of this
Article IX.

8. Entire PIan. This document and any amendments contains all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

                                    ARTICLE X

                                  CONSTRUCTION

1. Governing Law. This Plan shall be construed and governed in accordance with the laws of the State of Vermont.

2. Gender. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

3. Headings, etc. The cover page of this Plan, the Table of Contents and all headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

THIS PLAN is adopted and becomes effective this       day of          ,
l9   .

For Central Vermont Public Service Corporation


Attest:



Secretary

(Corporate Seal)








                                    EXHIBIT A

DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT is made this the          day of              ,
19   , between Central Vermont Public Service Corporation, a Vermont
corporation (hereinafter the "Corporation"), and                   and
Officer of the Corporation (hereinafter called "Participant").

WHEREAS, the Board of Directors of the Corporation has approved a Deferred Compensation Plan for the purpose of attracting and retaining outstanding individuals to function as Officers of the Corporation; and

WHEREAS, such Deferred Compensation Plan provides that the Participant become eligible to participate upon execution of a Deferred
Compensation Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Corporation and the Participant agree as follows:

1. Participation. This Agreement is made to evidence the Participant's participation in the Deferred Compensation Plan for Officers of Central Vermont Public Service Corporation (hereinafter the "Plan"), to set forth the amount of the Participant's Normal Retirement Benefit and Survivor Benefit under the Plan.

2. Adoption of Plan. The Plan (and its provisions), as it now exists and as it may be amended hereafter, is incorporated herein and made a part of this Agreement.

3. Definitions. When used herein, the terms which are defined in the Plan shall have the meanings given them in the Plan, unless a different meaning is clearly required by the context.

4. Deferrals. Pursuant to Article III of the Plan, the Participant hereby elects to defer the receipt of, and the Corporation hereby elects to defer the payment of salary, bonus or incentive payments in
the amount of ($                 ) dollars per year for each of the
Plan years ending December 31,        ,          ,        ,        ,
and                 .

5. Retirement Benefit. The Participant's Normal and Early Retirement Benefits are as defined in Article IV of the Plan.

6. Survivor Benefit. The Participant's Survivor Benefit is as defined in Article V of the Plan.

7. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Corporation and the Participant, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect.



IN WITNESS WHEREOF, the parties have executed this Agreement in Duplicate originals as of the day and year entered above.

                                      CENTRAL VERMONT PUBLIC
                                      SERVICE CORPORATION

                                      By:


Attest:



Secretary

(Corporate Seal)

                                        PARTICIPATING OFFICER:


                                                                 (L.S)
                                        Participant


















                           DESIGNATION OF BENEFICIARY
                  DEFERRED COMPENSATION PLAN FOR OFFICERS
                                   OF
                 CENTRAL VERMONT PUBLIC SERVICE CORPORATION

As a Participant in the Deferred Compensation Plan for Officers of Central Vermont Public Service Corporation, I hereby designated the following person(s) as "Designated Beneficiary", as that term is defined and used in the Plan:








I understand that the Designated Beneficiary named above may be changed or revoked by me at any time by filing a new designation in writing with the Administrator.


Date

                                                        10.82

TRANSMISSION SERVICE AGREEMENT





Dated:  September 1, 1993













This Agreement sets out the terms and conditions under which Central Vermont Public Service Corporation and Green Mountain Power Corporation will provide each other transmission and interconnection service.

TABLE OF CONTENTS

RECITALS ...............................................1

ARTICLE I ..............................................2

   GENERAL TERMS AND CONDITIONS.........................2

      1.1 Availability..................................2
      1.2Obligations of the Parties.....................2
      1.3Facilities.....................................2
      1.4Termination....................................3
      1.5Amendment......................................5
      1.6Rights-of-Way..................................5
      1.7Continuity of Service..........................6
      1.8Metering.......................................8
      1.9Use of Facilities..............................9
      1.10Withdrawal of Facilities.....................11
      1.11Liability....................................11
      1.12Access.......................................12
      1.13Billings and Payment.........................12
      1.14Effect of Federal and State laws.............14
      1.15Assignability................................14
      1.16Communications between the Parties...........15
      1.17Character of Service.........................15
      1.18Captions.....................................16
      1.19Operating Procedures.........................16
      1.20Dispute Resolution...........................16
      1.21Severability.................................17
      1.22Entitlements.................................18
      1.23New Interconnection Points...................18
      1.24Peak Demand Adjustments......................18

ARTICLE II.............................................19
   Rate Provisions.....................................19
      2.1Monthly Charges...............................19
      2.2Demand Charge Formula.........................20
      2.3Remedies......................................23

ARTICLE III............................................23
   Contingencies and Options...........................23
      3.1Contingencies.................................23
      3.2Options.......................................26

ACKNOWLEDGMENT OF ARBITRATION..........................29

ATTACHMENT A

TRANSMISSION SERVICE AGREEMENT

This Agreement dated as of September 1, 1993, is entered into by and between CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation with principle offices at 77 Grove Street, Rutland, Vermont ("Central Vermont", or "CV"), and GREEN MOUNTAIN POWER CORPORATION, a Vermont corporation with principle offices at 25 Green Mountain Drive, Post Office Box 850, South Burlington, Vermont 05402 ("Green Mountain" or the "GMP") (together the "Parties").

RECITALS

WHEREAS Central Vermont is a provider of utility services which owns, operates and maintains certain transmission and distribution facilities (together the "CV System"); and

WHEREAS Green Mountain is a provider of utility services which owns, operates and maintains certain transmission and distribution facilities (together the "GMP System"); and

WHEREAS the Parties desire to take service from each other over the Interconnection and Delivery Points between the CV System and the GMP System as more particularly described on Attachment A (the
"Interconnection and/or Delivery Points") and to provide for the development of such additional Interconnection Points as are beneficial to the Parties; and

WHEREAS the Parties desire this agreement to supersede all existing transmission contracts between them;

WHEREAS the Parties desire to contract with each other for transmission and interconnection service as more particularly described herein;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

General Terms and Conditions

1.1 Availability. Service under this Agreement is available from Central Vermont for flows across the CV System and from Green Mountain for flows across the GMP System at the Interconnection and/or Delivery Points identified on Attachment A for a term of fifteen (15) years from the date that service commences unless otherwise agreed to or as provided for herein.

The Parties expressly acknowledge that the service that will be provided and charged for at Wilder are deliveries by CVPS to serve GMP's load at Wilder and incidental deliveries to Wilder by CVPS for use by CVPS are not to be used in the calculations of demand for either CVPS or GMP.

1.2 Obligations of the Parties. Each Party, by taking service under and entering into this Agreement, agrees to take and pay for, and to furnish, the service, subject to the terms and conditions of this Agreement, including Article 1.5, as it may be in effect from time to time, and subject to the action of such regulatory authorities having jurisdiction. The Parties understand and agree that their obligation to provide service and to take service hereunder is expressly conditioned upon the receipt of all necessary regulatory approvals for this Agreement in the form as executed as may be necessary or required for the provision of service hereunder. In the event that such approvals are not received, the Parties agree to participate in further discussions, including mediation, in order to attempt to reach agreement on the terms and conditions for the provision of the transmission and interconnection service provided for herein. Central Vermont and Green Mountain shall have the obligation to operate in accordance with good utility practice, including the New England Power Pool ("NEPOOL") emergency load-reduction program, and upon request, to consult with each other in regard thereto. No provision of this Agreement shall become effective unless this Agreement is approved without change by FERC or any other regulatory body exercising jurisdiction.

1.3 Facilities. It is expressly understood that each party will construct, reconstruct, own, operate and maintain such facilities on its system as are necessary to provide transmission and interconnection service to the other party as required through the interconnection points identified in Attachment A to this Agreement, as it may be amended from time to time, subject to the provisions of Article 3 below and the following conditions:

(a) any facilities to be constructed or reconstructed shall satisfy the supplying Party's design criteria, or must be modified to satisfy those criteria, which criteria may be modified from time to time in accordance with good utilitypractice; and

(b) all appropriate and necessary licenses and permits are secured from the regulatory bodies having jurisdiction.

1.4 Termination. This Agreement may be terminated at any time if both Central Vermont and Green Mountain agree to the termination. If there is no agreement to terminate, the Agreement will remain in full force and effect for a term of fifteen (15) years from the date that service is commenced as described in Article 1.1, or from such other date as provided for in accordance with this Agreement. Upon termination, nothing shall obligate the Parties to take said transmission or interconnection service or to provide said service.

Notwithstanding the above, the receiving party at any interconnection point may elect to terminate service at that interconnection point upon six months written notice to the supplying party. In the event of such termination the receiving party shall, within 30 days of termination of service, reimburse the supplying party for any unrecovered Project Costs, as described in Article 2.2, with respect to that interconnection point, and shall have no further obligation to make payment pursuant to this Agreement with respect to the terminated interconnection point, assuming no service is taken. The parties shall modify Attachment A to reflect the termination of service at any interconnection point pursuant to this section.

Once a party terminates service hereunder, that service may not be reinstated except with the consent of the supplying party or upon payment of all charges hereunder by the receiving party as if there had been no termination. Any cost to the supplying party resulting from the restoration of service after termination is a project cost hereunder which is the responsibility of the receiving party. With respect to Johnson Interconnection, service will be terminated on the effective date of the Transmission Contract between CVPS and the Northern Loop Companies.

1.5 Amendment. Nothing in this Agreement shall be construed as affecting either Party's right at any time to apply to the Federal Energy Regulatory Commission to amend their respective Transmission Charges (TC) described in Article 2.2 of this Agreement. Other provisions of this Agreement may be amended by the written agreement of the Parties. In the event that a Party exercises its right to seek to amend said Transmission Charge, the other Party shall be afforded the same rights concerning the change in rates as customers taking service pursuant to said rate.

1.6 Riqhts-of-Way. The obligations of the Parties are subject to and conditioned upon securing and retaining all rights-of-way, franchises, locations, permits and other rights and approvals necessary in order to permit service and or to construct, reconstruct or modify facilities required hereunder, including approval of this Agreement, and each party agrees to use its best efforts to secure and retain all such rights-of-way, franchises, permits and other rights and approvals throughout the pendency of this Agreement.

1.7 continuitY of Service. The Parties shall use their best efforts to provide service under this Agreement but shall not be responsible for any failure to supply service, nor for interruption, reversal of flow, or abnormal voltage of the supply, if such failure, interruption, reversal or abnormal voltage is without willful default or gross negligence. The Parties do not guarantee to deliver or transmit a constant supply of electricity hereunder and the supplying Party shall not be considered to be in default hereunder, and shall be excused from delivering and transmitting electricity hereunder, if and to the extent that it shall be prevented from doing so by storm, flood, lightning, earthquake, fire, explosion, equipment failure, civil disturbance, labor dispute, act of God or the public enemy, action of a court or public authority, or any other cause beyond that Party's reasonable control.

Whenever the integrity of the supplying Party's System or the supply of electricity is threatened by conditions on that Party's System or on the systems with which it is directly or indirectly interconnected, or whenever it is necessary or desirable to aid in the restoration of service, the supplying Party may, in its reasonable judgment, curtail or interrupt electric service or reduce voltage to the receiving Party, and such curtailment, interruption or reduction shall not constitute willful default by the supplying Party. When the supplying Party interrupts or varies electric service to make repairs to or changes in its facilities, such action shall be taken upon reasonable notice to the receiving Party, or without notice in an emergency when such notification would be impracticable or would prolong a dangerous situation. The priority of the transmission service hereunder follows service by the supplying party to its retail and firm wholesale transmission customers and before any other customers, unless the receiving Party has declined to pay for needed facilities in Paragraph 3.1.C. For purposes of this section, firm wholesale transmission customers as to Central Vermont are those customers taking service under Tariffs R-3, R-12, RS-2 and the so-called Northern Loop customers, or any successor tariffs thereto.

Interruption of service for reasons beyond the control of the supplying Party or for purposes of repair or restoration of the system as described above shall not relieve the receiving Party of its obligations to make payment under this Agreement. If, however, due to the supplying Party's failure to perform in accordance with good utility practice, facilities are unavailable or out of service, billings to the receiving Party shall be proportionately reduced for the duration of the outage.

1.8 Metering. The Parties agree to install and maintain metering, at the Point(s) of Interconnection and Delivery, capable of recording data in such detail as to calculate billing determinants under this Agreement. For existing interconnections at the date of this contract signing, existing metering shall be used. For any new interconnection the supplying company shall install and maintain metering as described herein.

(a) Should metering be required by the supplying Party at a point or points other than the Point(s) of Interconnection and/or Delivery, the metering equipment shall be compensated to register values which would have been recorded if the equipment had been located at the Point of Interconnection or Delivery.

(b) The accuracy of the metering equipment shall be verified by proper test and adjusted as close as practical to 100% accuracy at least once each year. The work of testing and adjusting any meter for accuracy shall be performed at the expense of the Supplying Party; provided that if the receiving Party shall request additional verification of the accuracy of any meter in any twelve (12) month period, and the meter proves to be accurate within two (2) percent up or down, the expense of such verification shall be borne by the receiving Party. The receiving Party shall be given the opportunity to witness the additional verification.

(c) If such equipment is found to be inaccurate by more than two (2) percent up or down, the equipment shall be made accurate and the meter readings for the period of inaccuracy shall be adjusted to correct such inaccuracies as far as the same can be reasonably ascertained, but no adjustment prior to the beginning of the fourth preceding month shall be made except by agreement of the Parties.

(d) In the event that the supplying Party's meters fail to register properly during any billing period, the demand and loss adjustments shall be estimated by the supplying Party based upon the best available data and such data shall be made available to the receiving Party upon request.

(e) If requested by the supplying Party, the receiving Party agrees to supply, free of cost, at the Point(s) of Interconnection and/or
Delivery or such other points, suitable location(s) for the installation of the supplying Party's metering equipment. Such location(s) shall be established by agreement between the Parties.

(f) Upon request of any Party, metering records with respect to service provided hereunder shall be made available for inspection and pertinent summaries thereof shall be forwarded from time to time.

1.9 Use of Facilities. (a) The receiving Party shall exercise diligence to operate its electric system to maintain a power factor of not less than 90 percent (90%) lagging as measured on a monthly basis. Such power factor may be adjusted by mutual agreement or, failing mutual agreement, by rules as developed pursuant to the NEPOOL Agreement.

(b) The receiving Party shall operate its Interconnections and/or Delivery Points in a manner as not to interfere with service to the supplying Party's other customers, and further shall balance the load on the various portions of its system so that the electric load at the Points of Interconnection and/or Delivery of the two systems will be as nearly equal as practical on each of the three phases with a load differential between the highest phase and the lowest phase not exceeding the ratio of 1:1.3.

(c) The supplying Party reserves the right to establish an electric load limit through the Points of Interconnection and/or Delivery for voltage, amperage or other electrical characteristics for both normal and emergency operations in accordance with good utility practice. Should these limits be exceeded at any time, the supplying Party may, without penalty, interrupt its provision of service hereunder for the duration of the period that the load limit is exceeded. The supplying Party shall restore service when, in its sole judgment, it can reasonably provide electric service in a safe and reliable manner without effecting its deliveries to the supplying Party's customers.

(d) With respect to each Interconnection and/or Delivery Point the Parties agrees to provide each year, on or before May 1st, an updated five (5) year forecast of the following information for said point(s):

(i) their expected winter and summer peak loads including power factor;

(ii) any and all completed, in progress, and/or expected changes to their sub-transmission systems; and

(iii) any and all completed, in progress, and/or expected changes to their generation facilities.

This information shall be provided so that the Parties may properly plan for required increases in the capacity of their respective systems.

1.10 Withdrawal of Facilities. At such time as the Parties' obligations under this Agreement terminate, the Parties may, at their sole independent discretion, terminate their Interconnections and/or Delivery Points with each other's facilities. Effective on the date of any such termination, the Parties shall have no further obligations under this Agreement with respect to the Interconnection and/or Delivery Point(s) or related facilities and shall have the right, but not the obligation, to dismantle and remove its related interconnection facilities.

1.11 Liability. Each Party shall indemnify and save the other harmless from and against all costs and damages by reason of bodily injury, death, or damage to property caused by or sustained on facilities it owns or controls as a result of performance under this Agreement. However, each Party shall be solely responsible for and shall bear:

(i) all costs arising from any events resulting in bodily injury, death, or damage to property caused by the actions of its own employees, contractors, or agents no and to construct and maintain its lines and circuits in and at all places required by the supplying Party and owned, leased or controlled by the receiving Party as necessary to perform this Agreement. The receiving Party gives to the supplying Party the right for its duly authorized agents and employees to enter the premises of the receiving Party at all reasonable times for the purpose of reading meters, keeping in repair or removing its property, or inspecting its work incident to rendering service under this Agreement.

1.13 Billings and Payment. (a) All meters shall be read monthly and all bills rendered monthly by the supplying Party in such reasonable detail as the receiving Party may request. All monthly bills may be estimated, subject to correction by the supplying Party to adjust for changes in the Transmission Charge (TC) as may be allowed under its respective Federal Energy Regulatory Commission approved tariff for the provision of transmission service, as amended from time to time, and to correct from estimated values for all other billing determinants. Such adjustments shall be made annually. If a Party is unable to obtain the reading of a meter, it may estimate the reading. All bills shall be due and payable upon presentation. In the event of a dispute as to the amount of any bill, the disputing Party will notify the other Party of the amount in dispute and will pay the total bill including the disputed amount. In such event, the Parties shall use their best efforts to resolve such dispute within a reasonable amount of time not to exceed sixty (60) days from the date of such notice. The supplying Party shall refund, with simple interest at the rate described in paragraph (c), any portion of the disputed amount ultimately found to be improper.

(b) No Party shall have the right to challenge the accuracy of any bill, invoice or statement, nor bring any court or administrative action of any kind questioning the accuracy of the same after a period of eighteen (18) months from the date it is rendered. In the case of a bill, invoice or statement containing estimates, the receiving Party shall not have the right to challenge its accuracy after a period of twelve (12) months from the date it is adjusted to reflect the actual amounts due. The receiving party's rights hereunder relate to the mathematical accuracy of the billing computations provided with the bill and the compliance of the rates and charges with this Agreement, and do not relate to the justness and reasonableness of the rates and charges or the cost of service data underlying them, which subjects are covered by Article 2.2.

(c) When all or part of any bill shall remain unpaid for more than thirty (30) days from the mailing thereof, the receiving Party shall pay to the supplying Party simple interest at one-hundred-twenty (120) percent of the then prime rate offered by the Bank of Boston, its successors or assigns, with such interest to be computed on the unpaid amount from and after the thirtieth (3Oth) day from the date of the mailing of said bill until the date upon which the payment is received by the supplying Party.

1.14 Effect of Federal and State Laws. The obligations of the Parties hereunder are subject to any present and future federal and state laws, regulations, orders or other requirements duly promulgated; provided, however, that the Parties' obligation to provide service hereunder is expressly conditioned upon the receipt of necessary regulatory approvals for this Agreement in the form as executed.

1.15 Assignability. This Agreement shall inure to the benefit of, and shall bind, the successors of the Parties hereto but shall not be assignable without the prior written consent of the Parties; provided, however, that both Parties shall retain a unilateral right to assign this Agreement to an affiliate corporation.

1.16 Communications between the Parties. Except for bills or statements, any notice, demand or request provided for in this Agreement shall be deemed to be properly given or made, within three
(3) business days of the date thereof, if set forth in writing and delivered or sent by certified mail, return receipt requested, postage prepaid to the Party at their principal offices as first described above or at such other location(s) as may be agreed to by the Parties in writing.

For Central Vermont, attention:

Senior Vice President - Engineering and Energy
Supply Planning
For Green Mountain, attention:

Assistant Vice President for Operations and
Maintenance.

1.17 Character of Service. Service under this Agreement shall be one of four types: A, B, C, or D. All such service will be furnished in the form of three-phase sixty-hertz alternating current at the nominal voltage for each Interconnection and/or Delivery Point as set forth on Attachment A.

(a) "Type A" is described as transmission and interconnection service taken across any Interconnection and/or Delivery Point for periods greater than 168 hours in any calendar year.

(b) "Type B" is described as transmission and interconnection service taken across any Interconnection and/or Delivery Point for over 96 hours up to and including 168 hours in any calendar year.

(c) "Type C" is described as transmission and interconnection service taken across any Interconnection and/or Delivery Point for over 48 hours up to and including 96 hours in any calendar year.

(d) "Type D" is described as transmission and interconnection service taken across any Interconnection and/or Delivery Point up to and including 48 hours in any calendar year.

(d) The calculation of the rates for Types of Service A, B, C, and D are described in the Rate Provision of Article II, under Section 2.2.

1.18 CaPtions. The caption headings contained in this Agreement are provided for convenience and shall not be deemed to be a part of this Agreement.

1.19 Operating Procedures. All interconnected operations engaged in pursuant to this Agreement shall be conducted in accordance with such operating protocols and agreements as may be agreed to by the Parties from time to time. In accordance herewith, the Parties shall make such arrangements with the electric systems with which they are connected to assure adherence to said operating protocols and agreements.

1.20 Dispute Resolution. The Parties shall attempt in good faith to resolve between themselves any disputes that may arise hereunder. In the event that the Parties are unable to resolve any such dispute, the matter shall be immediately referred to the executives of the Parties who have authority to resolve the dispute. If these executives are unable to agree upon a solution within thirty (30) days, the Parties shall have recourse to mediation, arbitration, or other alternative dispute resolution device of their mutual selection. If the Parties cannot agree on an alternative dispute resolution device, arbitration shall be selected. Any arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association unless otherwise agreed upon. The award rendered by any arbitrator or resolution reached in any alternative dispute resolution proceeding shall, to the extent applicable law permits, be final and binding and judgment may be entered upon it in accordance with the applicable law in any court or regulatory body having jurisdiction thereof.

1.21 Severability. Should any clause, sentence or paragraph of this Agreement be judicially declared invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement unless said clause, sentence or paragraph shall go to the heart of this Agreement, and the Parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void shall be deemed to have been stricken and the remainder shall have the same force and effect as if said part or parts had never been included 1.22 Entitlements. (a) "Entitlement" means the portion of the capability of a generating unit to which the purchaser is entitled as an owner (either solely or in common) or as a purchaser pursuant to a unit or system power contract, less any part thereof which the purchaser is selling pursuant to a unit or system power contract.

(b) The purchaser may wheel Entitlements over a supplying Party's System without additional charge to the extent that the purchaser's Entitlement megawatt level is below that of the combined annual Customer Demand (CD) determined for all Interconnection and Delivery Points in accordance with Article 2.2 below.

1.23 New Interconnection Points. Any additional Interconnection and/or Delivery Points subsequently constructed between the Parties shall be deemed added to Attachment A and shall be subject to this Agreement.
1.24 Peak Demand Adjustments. Due to the nature of interconnected electrical systems, unusual circumstances outside of the control of the receiving Party may occur from time to time at the request of the supplying Party which will increase the amount of power provided by the supplying Party over firm Interconnection points. If such circumstances occur as the result of a request by the supplying Party, the receiving Party shall be held harmless of and from any and all costs which may arise hereunder and the Parties agree to exclude any demands thus arising from the calculation of peak demand pursuant to
Article II hereof. Such requests may be made by the supplying Party orally however, they shall be followed up in writing as provided for in paragraph 1.16 above.

ARTICLE II

Rate Provisions

2.1 Monthly Charges. For each Interconnection/Delivery Point identified on Attachment A, the receiving Party shall pay to the supplying party the following monthly charges as described below:

(a) A Demand Charge which is determined in accordance with Article 2.2;
(b) A Customer Charge consisting of a direct assignment of regulatory commission expenses and related costs which can be identified as pertaining to the receiving Party in connection with service under this Agreement within the service year exclusive of any costs included in the calculation of the Reservation Demand pursuant to paragraph 2.2 below;
(c) To the extent that the receiving party fails to maintain the power factor as described in paragraph 1.9, the supplying party may charge for KVAR of excess reactive demand determined by multiplying the excess reactive demand by the Supplying Party's rate for excess KVAR as set out in that Party's FERC approved transmission tariff as amended from time to time. At each Interconnection/Delivery Point, the excess reactive demand will be the difference between the peak recorded reactive demand (KVAR) and 50% of the peak recorded kilowatt (kW) demand during the billing month;
(d) A Delivery Charge consisting of an assignment of the costs incurred by the supplying Party in operating and maintaining the Interconnection/Delivery Point(s) and other facilities developed or reconstructed in connection with the provision of service hereunder, including associated property taxes and allowance for working capital and in performing the metering and billing provided for in this Agreement; and
(e) A Loss Adjustment charge consisting of all incremental losses incurred by the supplying Party in the provision of service hereunder. The supplying Party will determine the loss value based on the superimposition of electricity transmitted hereunder on other electricity flowing within that Party's System to supply its own loads and its obligations to others. The loss values may be adjusted by the supplying Party from time to time consistent with changes in its System losses as determined by that Party. Initial losses to be used are as per Attachment A.

2.2 Demand Charge Formula.
The annual Demand Charge is calculated and pro-rated monthly in accordance with the following formula:

     Demand Charge       = the receiving Party's Demand *
                           Transmission Charge
                      DC = CD * TC
Where:
     Customer's Demand   = the greater of Reservation
                           Demand or the Actual Demand
                      CD = the greater of RD or MD

                         and

Reservation Demand       = (Project Cost * Annual
                           Carrying Charge) divided by
                           the Transmission Charge

                      RD = (PC * AC) / TC

Project Cost          PC = the sum of all costs incurred by the
                           supplying Party in the development of new facilities and/or reconstruction of facilities from time to time as required, and in pursuit of regulatory approvals as necessary for the supplying Party to provide service hereunder including, without implied
                         limitation, in the case of Central Vermont and the Bennington Delivery Point all costs which are incurred in accordance with a certain Memorandum of Understanding, dated January 12, 1993, and entered into by and between the Parties.

                      AC = The Annual Carrying Charge applicable to
                           each investment made in accordance with the terms and conditions of this Agreement.

                         = (i) * [(l+i)^n]/6[(l+i)^n]-l)

                       i = The "Weighted Pre-tax Rate" calculated using
                           the supplying Party's capital structure of Equity, Debt, and Preferred, and the FERC allowed pre-tax annual rates for Equity, Debt and Preferred, as determined:
                           (a) for CV, in accordance with its FERC
                           ELECTRIC TARIFF, Original Volume No. 3, as amended from time to time; and (b) for GMP, in accordance with Paragraph 3 of GMP's Transmission Contracts referred as FERC Schedules numbers 64, 68, 72 and 73 in
                           FERC Docket No. ER 92-330-000 amended from time to time.

                     n  =  The term which is the number of years from
                           the commencement of service from the new facilities or reconstruction of facilities required pursuant to this Agreement (the "investment") to the completion of the term of this Agreement, as in effect at the time the decision to make the investment is made. To the extent that t he term of the Agreement is extended by mutual consent, the
                           (n) value shall not be adjusted for existing investments. Any extended term for this Agreement, shall be used in determining the (n) value for investments made after the extension of said term.

                     TC =  As applicable, Central Vermont's
                           transmission capacity charge as established in accordance with Article 2.2 of its FERC ELECTRIC TARIFF, Original Volume No. 3, as amended from time to time; or Green Mountain's transmission capacity charge as established in accordance with Paragraph 3 of GMP's Transmission Contracts referred as FERC Schedules numbers 64, 68, 72 and 73 in FERC Docket No. ER92-330-000 as amended from time to time.

                        and

    Modified Demand (MD) = Is the product of the Actual Demand (AD) and the Demand Modifier (DM).

                      MD = AD * DM

     Actual Demand (AD)  = The receiving Party's peak electrical demand for the calendar year as metered for each Interconnection/Delivery point. For the calendar year in which service is first taken, the period for measuring peak demand shall be from the commencement of service through December 31 of that year. For billing purposes, peak electric demand shall estimated by the supplying Party annually based on the twelve months of the preceding calendar year. For the initial year of the Agreement, these estimated demand values are identified on Attachment A. A true-up will be done at the end of each year and reflected, with interest, in the January billing of the following year.

   Demand Modifier (DM)  = For Type A Service the DM shall be 100%. For
                           Type B Service the DM shall be 75%.
                           For Type C Service the DM shall be 50~. For
                           Type D the DM shall be 0%.

2.3 Remedies. If any bill remains unpaid for more than sixty (60) days, upon providing such Party with thirty (30) days written notice and opportunity to cure the default, the supplying Party may suspend its provision of service hereunder until full payment has been made of all amounts due. The foregoing remedy shall not be deemed to be a waiver of any other remedies to which either party is legally entitled.

ARTICLE III

Contingencies and Options
3.1 Contingencies. (a) Periodically as agreed to by the Parties, but at least within five (5) years from the date that service is first provided hereunder, each Party shall perform and the other shall pay for a study to determine if additional facilities are required in order to allow for flows across the Interconnection and Delivery Points identified on Attachment A. If the studiesdemonstrate that flows are materially greater than can reliably be served with existing facilities at any Interconnection or Delivery Point, the supplying Party shall determine what additional facilities or modification to existing facilities must be developed in order to provide for continued service hereunder.
(b) Any facility modifications or additions shall be the responsibility of the supplying Party and that Party shall make and pay for such facility additions or modifications subject to the terms of paragraph
(c) of this Section.
(c) The results of said studies and notice of the supplying Party's intent to develop additional facilities shall be provided to the receiving Party at its address as first described above. If the receiving Party notifies the supplying Party within six (6) month of the date of said notice that it does not desire that the additional facilities be developed or modification to existing facilities be performed, the supplying Party's recommendations shall be deemed to have been rejected. In such event, the supplying Party shall continue to provide service throughout the remainder of the term of this Agreement or until the receiving Party elects to terminate service at the Interconnection Point pursuant to Section 1.4., provided, however, that such service shall be provided only to the extent that the Party has the capability to do so. Should capability not be available at any time throughout the remainder of the Agreement, said service may be interrupted by the supplying Party during those times without penalty. Nothing in this section shall relieve the receiving Party of its obligation to make payments as provided for in this Agreement and no adjustment in the rate shall be made on account of the interruptions in said service .
(d) If the receiving Party does not reject the supplying Party's recommendations, the supplying Party shall construct, reconstruct, own, operate and maintain such additional facilities, or make modifications to such existing facilities, as are necessary for the continued provision of service as determined by the studies. The supplying Party's duty to develop said additional facilities, or modify its existing facilities, shall be subject to its receipt of all necessary approvals of regulatory bodies of competent jurisdiction. Should the supplying Party fail to obtain said approvals, said service may be interrupted by the supplying Party without penalty. Nothing in this section shall relieve the receiving Party of its obligation to make payments as provided for in this Agreement and no adjustment in the rate shall be made on account of the interruptions in said service.
(e) Unless otherwise provided for herein, the full cost incurred in the performance of said studies and in the development of such additional facilities, or modification to existing facilities, as are required to provide the service contemplated by this Agreement shall be deemed to be Project Costs (PC) within the meaning of the Reservation Demand (RD) formula described in Article 2.2. Once such costs are incurred by the supplying Party, said Reservation Demand (RD) shall be adjusted by including the additional Project Costs (PC) and amending the Annual Carrying Charge (AC) such that the full costs of these additional facilities and studies are recovered by the supplying Party in the remaining term of this Agreement.
(f) Nothing in this section shall obligate the supplying Party to pay wheeling charges to third parties, without equal compensation from the receiving Party, for wheeling by third Parties or for use of their facilities in the provision of service to the receiving Party.

3.2 Options. Extend no build. (a) When each supplying Party conducts the studies described in Article
3.1(a), it shall determine if and to what extent it can provide service to the receiving Party for a term greater than that provided for by this Agreement. Should the supplying Party determine that it has the capability to continue service pursuant to this Agreement for a term materially greater than that provided for in Article 1.1, the Party will offer to extend the term, by a writing sent to the receiving Party at its address as first described above. Such offer shall be made on terms agreeable to the supplying Party. If the receiving Party notifies the supplying Party within six (6) months of the date of said notice that it does not desire to extend the term as offered, the supplying Party's offer shall be deemed to have been rejected. If the receiving Party fails to notify the supplying Party within six (6) months, or if the receiving Party accepts the offer, the receiving Party shall be deemed to have agreed to an extension of the term of this Agreement and the Agreement's term shall be extended accordingly.
(b) Extend, build. When a supplying Party conducts a study as described in Article 3.1(b), that Party may, at its sole discretion, propose to develop additional facilities which would allow for the continuation of service to the receiving Party pursuant to this Agreement for a term greater than that provided for in Article 1.1, and shall so notice the receiving Party. If the receiving Party notifies the supplying Party within six (6) month of the date of said notice that it does not desire to extend the term as offered, the offer shall be deemed to have been rejected.

If the receiving Party fails to notify the supplying Party within six
(6) months, or if the receiving Party accepts the offer, the receiving Party shall be deemed to have agreed to an extension of the term of this Agreement and the Agreement's term shall be extended accordingly. The full cost incurred in the development of such additional facilities as are required to provide the service for the additional term shall be deemed to be Project Costs (PC) within the meaning of the Reservation Demand (RD) formula described in Article 2.2. Once such costs are incurred by the supplying Party, said Reservation Demand (RD) shall be adjusted by including the additional Project Costs (PC) and amending the Annual Carrying Charge (AC) such that the full cost of these additional facilities are recovered by the supplying Party in the remaining term of this Agreement as amended.

ACKNOWLEDGMENT OF ARBITRATION

The Parties hereto understand that this Agreement contains an agreement to arbitrate. After signing this document, the Parties understand that, to the extent the law permits, they will not be able to bring a law suit concerning any dispute that may arise which is covered by the arbitration agreement, unless the dispute involves a question of constitutional or civil rights. Instead the Parties agree to submit any such dispute to an impartial arbitrator.

THIS AGREEMENT made at Rutland, Vermont.

CENTRAL VERNONT PUBLIC
SERVICE CORPORATION

/s/ Marc Schaefer
Director, Power Supply

GREEN MOUNTAIN POWER
CORPORATION

/s/ Craig T. Myotte
Asst. Vice President

ATTACHMENT A

INTERCONNECTION AND/OR DELIVERY POINTS

Location     Type   Supplier Purchaser  Nominal Estimated  Loss   Estimated
            Service                     Voltage Demand    Factor  Reservation
                                         (KV)    (KW)      %      Demand
                                                                   (MW)

Vergennes     A       GMP      CVPS       46     3,000    .50        0

Vergennes     A       CVPS     GMP        46    10,000    .75        0

Wilder        A       CVPS     GMP        46    10,000    .20        0

Ryegate       A       GMP      CVPS       35    10,000    .50        0

Bennington    D       CVPS     GMP        69       0     1.05        0

Vernon        D       CVPS     GMP        69       0     6.53        0

Vernon        D       GMP      CVPS       69       0     6.53        0

Johnson       D       CVPS     GMP        35       0     5.5 summer  0
                                                         8.0 winter

TWENTY-NINTH AGREEMENT AMENDING                            10.16.24
NEW ENGLAND POWER POOL AGREEMENT

THIS AGREEMENT, dated as of the 1st day of May, 1993 is entered into by the signatories hereto for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL
Agreement"), as previously amended by twenty-eight (28) amendments, the most recent of which was dated as of September 15, 1992.

WHEREAS, Participant generation resources, other than hydroelectric units, whose annual hours of operation are restricted by regulatory requirements, contract terms or engineering or operating constraints, may require treatment different from that otherwise provided in the NEPOOL Agreement for Capability Responsibility and energy billing purposes; and

WHEREAS, the signatory Participants have determined to amend the NEPOOL Agreement in the manner specified below in order to provide for a modified Capability Responsibility and energy billing treatment for restricted generation resources.

NOW THEREFORE, the signatories hereby agree as follows:

SECTION I

TEXT OF AMENDMENTS

A. Amendment of Section 9.2(b)(2)

Section 9.2(b)(2) of the NEPOOL Agreement is amended by inserting the following additional provisions immediately following the present final paragraph of Section 9.2(b)(2):

The New Unit Adjustment Factor for any Restricted Unit for which proposed plans were submitted subsequent to November 1, 1990 for review pursuant to Section 10.4 (or, in the case of a unit with a rated capacity of less than 5MW, for which notification was first given to NEPOOL subsequent to November 1, 1990) and for the Peabody Municipal Light Plant's Waters River #2 unit shall be determined in accordance with the formula previously specified in this Section 9.2(b)(2), modified as follows:

n = K1(c-C) + K2(f-F) + K3(m-M) + K4(d-D) +
K5(f-F)c2 + K6(2500-a)

The symbols used in the above formula, as modified, shall have the meanings previously specified, except that the symbols "K6" and "a" shall have the following meanings:

K6        is a scaling factor of 0.0001.

a         is as follows:


for units with more than 2500 annual hours available for operation, "a"
= 2500,

for units with annual hours available for operation between 500 and 2500, inclusive, "a" = annual hours available for operation, and for units with annual hours available for operation less than 500 hours, "a" = -7500;

provided, however, that a Participant may elect to avoid, in whole or part, the effect on its Capability Responsibility of a Restricted Unit's availability being limited to 2500 hours or less a year by agreeing to leave unfilled a portion of its dispatchable load allocation in accordance with rules to be adopted by the Operations Committee.

B. Amendment of Section 12.6

The first two sentences of Section 12.6 of the NEPOOL Agreement are amended to read as follows:

If pursuant to Section 12.5A, a Participant is deemed to have received energy service in any hour when the Participant (i) had Entitlements in one or more generating units which were available for service but were not scheduled for operation by NEPEX at their full available Reserve Capability (or, to the extent applicable, at their full available Temporary Reserve Capability) and which, in the case of any Restricted Unit, had an unused portion of an available Restricted Unit Operational Allowance and/or (ii) had Scheduled Outage Service Entitlements, the Participant shall be deemed to have received Economy Flow Service and/or Scheduled Outage Service in an amount equal to the lesser of:
(a) the amount of energy service the Participant is deemed to have received pursuant to Section 12.5A, or

(b) the amount of energy service which could have been provided from its share of (1) the unused portion of the available Reserve or Temporary Reserve Capabilities of the units described in (i) above, as limited in the case of any Restricted Unit by the unused portion of its available Restricted Unit Operational Allowance, plus (2) its Scheduled Outage Service Entitlements.

Economy Flow Service is service which a Participant is deemed to receive at any time to replace service which it could have provided at the time from units described in (i) above, and the amount of Economy Flow Service which it is deemed to receive at the time shall not exceed the amount of energy service which could have been provided from its share of the unused portions of the available Reserve Capabilities (or, to the extent applicable, the unused portion of the available Temporary Reserve Capabilities or the unused portion of the available Restricted Unit Operational Allowances, whichever is controlling) of such units.

C. Addition of Definitions of "Restricted Unit" and "Restricted Unit Operational Allowance".

The NEPOOL Agreement is amended by adding the following definitions following the definition of "Reserve Savings Shares" in Section 15.37A:

15.37B. Restricted Unit is a generating unit, other than a hydroelectric unit, that is restricted in annual hours available for operation by regulatory requirements, contract terms or actual engineering or operating constraints. Planned or forced outages due to maintenance requirements are not considered restrictions in annual hours available for operation.

15.37C. Restricted Unit Operational Allowance ("Allowance") for a Participant's Entitlement in a Restricted Unit for any calendar year (or for the term of the Entitlement in any year, if such term is for a shorter period than the year) is the number of hours for which the Restricted Unit is available for operation during the year or such shorter period, whichever is applicable. The Allowance for a Participant's Entitlement in a Restricted Unit for any year or shorter period shall be deemed to be exhausted when (i) the number of hours that the Operations Committee determines the Participant would have used its Restricted Unit Entitlement to minimize the Participant's overall energy costs in the absence of NEPEX dispatch, plus (ii) the number of hours that the Participant is deemed to receive Scheduled Outage Service with respect to its Entitlement in the Restricted Unit during the year or such shorter period pursuant to Section 12.6, equals the Allowance.

D. Modification of Definition of "Scheduled Outage Service
Entitlement".

The definition of "Scheduled Outage Service Entitlement" in Section 15.38B of the NEPOOL Agreement is amended to read as follows:

15 . 38B Scheduled Outage Service Entitlement of a Participant is the amount of Scheduled Outage Service which the Participant is entitled to receive in any hour with respect to a generating unit which is scheduled by the Operations Committee to be out of service, in whole or in part, for maintenance during a period approved for it by the Operations Committee for Scheduled Outage Service and is in fact out of service, in whole or in part, for any reason during the approved period. Such amount is equal to the lesser of (i) the portion of the Participant's share of the Reserve Capability of such unit which is unavailable for service times an estimated average availability of such unit between its periodic scheduled outages or (ii) in the case of any generating unit with a currently applicable Temporary Reserve Capability, the portion of the Participant's share of the Temporary Reserve Capability which is unavailable for service; provided, however, that (a) in the case of any Limited Fuel Unit, the amount of a Participant's Scheduled Outage Service Entitlement shall be reduced, if appropriate, to take account of any limit on the availability of stream flow or fuel to operate the unit during the outage period, and (b) in the case of any Restricted Unit, the Participant's Scheduled Outage Service Entitlement shall be limited to the unused portion, if any, of its currently available Restricted Unit Operational Allowance for the unit. The Operations Committee shall develop rules for establishing the estimated average availability of each unit between scheduled outages. Such rules shall become effective upon approval by the Management Committee.

SECTION II

EFFECTIVENESS OF AGREEMENT

Following its execution by the requisite number of Participants, this Agreement, and the amendments provided for above, shall become effective on August 1, 1993, or on such later date as the Federal
Energy Regulatory Commission shall provide that such amendment shall become effective.

SECTION III
USAGE OF DEFINED TERMS

The usage in this Agreement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

SECTION IV
COUNTERPARTS

This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page to be executed by its duly authorized representative, as of the 1st day of May, 1993.

COUNTERPART SIGNATURE PAGE
TO TWENTY-NINTH AGREEMENT AMENDING
NEW ENGLAND POWER POOL AGREEMENT
DATED AS OF MAY 1, 1993

The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-eight (28) amendments, the most recent prior amendment being an amendment dated as of September 15, 1992.

By: Robert de R. Stein
Name: Senior Vice President
Title: Engineering & Energy Resources
Address: Central Vermont Public Service Corp.
77 Grove St.
Rutland, VT 05701
CONFORMED COPY

COUNTERPART SIGNATURE PAGE
TO TWENTY-NINTH AGREEMENT AMENDING
NEW ENGLAND POWER POOL AGREEMENT
DATED AS OF MAY 1, 1993

The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-eight (28) amendments, the most recent prior amendment being an amendment dated as of September 15, 1992.

Ashburnham Municipal Light Department

By: /s/ Robert W. Gould
Manager
86 Central Street
P.O. Box 823
Ashburnham, MA 01430

Bangor Hydro-Electric Company

By: /s/ Carroll R. Lee
Vice President, Operations
33 State Street
P.O. Box 932
Bangor, ME 04402-0932

Boston Edison Company

By: /s/ B.W. Reznicek
Chairman, President and Chief
Executive Officer
800 Boylston Street
Boston, MA 02199

Boylston Municipal Light Department

By: /s/ H. Bradford White Jr.
Manager
Tivnan Road, P.O. Box 560
Boylston, MA 01505

Braintree Electric Light Department

By: /s/ Walter R. McGrath
General Manager
44 Allen Street
Braintree, MA 02184






Central Maine Power Company

By: /s/ Donald F. Kelly
Senior Vice President
Edison Drive
Augusta, ME 04336

Commonwealth Electric Company

By: /s/ James J. Keane
Vice President - Power Supply and
Transmission
2421 Cranberry Highway
Wareham, MA 02571

Concord Municipal Light Plant

By: /s/ Daniel J. Sack
Superintendent
135 Keyes Road
Concord, MA 01742

Connecticut Municipal Electric
Energy Cooperative

By: /s/ Maurice R. Scully
Executive Director
30 Stott Avenue
Norwich, CT 06360

Eastern Utilities Associates

By: /s/ Donald G. Pardus
Chairman/CEO
P.O. Box 2333
Boston, MA 02107

Fitchburg Gas and Electric Light Company

By: /s/ David K. Foote
Senior Vice President
216 Epping Road
Exeter, NH 03833

Georgetown Municipal Light Department

By: /s/ Edward Stanley
Manager
Moulton and West Main Streets
Georgetown, MA 01833




Groton Electric Light Department

By: /s/ Roger H. Beeltje
Manager
P.O. Box 679
Groton, MA 01450

Hingham Municipal Lighting Plant

By: /s/ Joseph R. Spadea. Jr.
General Manager
19 Elm Street
Hingham, MA 02043

Holden Municipal Light Department

By: /s/ Edla Ann Bloom
Director
94 Reservoir Street
Holden, MA 01520

Holyoke Gas & Electric Department

By: /s/ George E. Leary
Manager
70 Suffolk Street
Holyoke, MA 01040

Littleton Electric Light and Water Department

By: /s/ Curtis J. Lanciani
General Manager
39 Ayer Road
Littleton, MA 01460

Marblehead Municipal Light Department

By: /s/ Richard L. Bailey
General Manager
80 Commercial Street, Box 369
Marblehead, MA 01945

Middleborough Gas & Electric Department

By: /s/ John W. Dunfey
General Manager
32 South Main Street
Middleboro, MA 02346







Middleton Municipal Electric Department

By: /s/ William E. Kelley
Interim Manager
197 North Main Street
Middleton, MA 01949

New England Electric System

By: /s/ Jeffrey D. Tranen
Vice President
25 Research Drive
Westborough, MA 01582

Northeast Utilities Companies

The Connecticut Light and Power
Company

By: /s/ Bernard M. Fox
President and Chief Operating
Officer
P.O. Box 270
Hartford, CT 06141-0270

Western Massachusetts Electric
Company

By: /s/ Bernard M. Fox
President and Chief Operating
Officer
P.O. Box 270
Hartford, CT 06141-0270

Holyoke Water Power Company

By: /s/ Bernard M. Fox
President and Chief Operating
Officer
P.O. Box 270
Hartford, CT 06141-0270

Holyoke Power and Electric Company

By: /s/ Bernard M. Fox
President and Chief Operating
Officer
P.O. Box 270
Hartford, CT 06141-0270





Public Service Company of New
Hampshire

By: /s/ W. T. Frain. Jr.
Senior Vice President
1000 Elm Street
Manchester, NH 03105

Pascoag Fire District

By: /s/ Thomas J. Beauregard
Chairman
P.O. Box 107
Pascoag, Rhode Island 02859

Paxton Light Department

By: /s/ Harold L. Smith
Manager
578 Pleasant Street
Paxton, MA 01612

Princeton Municipal Light Department

By: /s/ Sharon A. Staz
General Manager
P.O. Box 247
Princeton, MA 01541-0247

Rowley Municipal Lighting Plant

By: /s/ G. Robert Merry
Manager
47 Summer Street
Rowley, MA 01969

Shrewsbury's Electric Light Plant

By: /s/ Thomas R. Josie
General Manager
100 Maple Avenue
Shrewsbury, MA 01545

Town of South Hadley Electric
Light Department

By: /s/ Wayne D. Doerpholz
Manager
85 Main Street
South Hadley, MA 01075




Taunton Municipal Lighting Plant

By: /s/ Joseph M. Blain
General Manager
P.O. Box 870
Taunton, MA 02780

Templeton Municipal Light Plant

By: /s/ Gerald Skelton
Manager/Engineer
2 School Street
Baldwinville, MA 01436

The United Illuminating Company

By: /s/ Richard J. Grossi
Chairman and Chief Executive
Officer
157 Church Street
New Haven, CT 06506-0901

UNITIL Power Corporation

By: /s/ David K. Foote
Senior Vice President
216 Epping Road
Exeter, NH 03833

Vermont Electric Power Company, Inc.

By: /s/ Richard W. Mallary
President
P.O. Box 548
Rutland, VT 05702-0548

Central Vermont Public
Service Corporation

By: /s/ Robert de R. Stein
Senior Vice President-
Engineering & Energy Resources
77 Grove Street
Rutland, VT 05701

Franklin Electric Light Company

By: /s/ Hugh H. Gates
President
P.O. Box 96
Franklin, VT 05457



Green Mountain Power Corporation

By: /s/ John V. Cleary
President & Chief Executive
Officer
P.O. Box 850
South Burlington, VT 05402

Vermont Marble Power Division of
OMYA, Inc.

By: /s/ John M. Mitchell
Executive Vice President
61 Main Street
Proctor, VT 05765

Village of Jacksonville

By: /s/ Earle S. Holland
President Board of Trustees
P.O. Box 73
Jacksonville, VT 05342

Village of Ludlow Electric Light Department

By: /s/ Donald Ellison
Chairman, Board of
Commissioners
P.O. Box 289
Ludlow, VT 05149

Village of Morrisville Water and Light Department

By: /s/ James C. Fox
Superintendent
P.O. Box 325
Morrisville, VT 05661-0325

Village of Northfield Electric Department

By: /s/ Kevin O'Donnell
Municipal Manager
26 South Main Street
Northfield, VT 05663

Readsboro Electric

By: /s/ Annette Caruso
Clerk
P.O. Box 247
Readsboro, VT 05350



Wakefield Municipal Light Department

By: /s/ William J. Wallace
General Manager
9 Albion Street
Wakefield, MA 01880

Westfield Gas & Electric Light Department

By: /s/ Daniel Golubek
General Manager
100 Elm Street
Westfield, MA 01085

THIRTIETH AGREEMENT AMENDING                      10.16.25
NEW ENGLAND POWER POOL AGREEMENT

THIS AGREEMENT, dated as of the 1st day of June, 1993 is entered into by the signatories hereto for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL Agreement"), as previously amended by twenty-eight (28) amendments, the most recent of which was dated as of September 15, 1992, and as proposed to be amended by a pending twenty-ninth amendment dated as of May 1, 1993.

WHEREAS, the signatory Participants propose to amend the provisions on NEPOOL planning in the NEPOOL Agreement, and to provide for new categories of Pool-Planned Facilities and Pool-Planned Purchases and to couple this with a change in the definition of Pool-Planned Unit to reference only existing Units; and

WHEREAS, the proposed amendments are intended, among other things, to facilitate the use of revenue bond financing by Participants which are Massachusetts municipal utilities, and to avoid in the future controversies over criteria for the designation of Pool-Planned Units.

NOW THEREFORE, the signatories hereby agree as follows:

SECTION I

AMENDMENTS

Section 1. Amendment of Section 7.12

Section 7.12(j) is amended to read as follows:

(j) coordinating the review of proposed plans of Participants pursuant to Sections 10.1, 10.4 and 11.1 and coordinating the submission of recommendations to the Management Committee regarding such proposed plans;

Section 7.12 is further amended by deleting the "and" at the end of Subsection (i) and by adding the following new Subsections at the end of the Section:

(1 )

(m)

(k) to the extent appropriate, enabling the planning and installation of reliable and economical bulk power supply and related facilities of NEPOOL by establishing reasonable criteria, guidelines and methods relating to the appropriate provisions for integrated bulk power supply planning and related facilities on behalf of all the NEPOOL Participants;

preparing forecasts of the aggregate coincidental Adjusted Load of the Participants and of the Annual and Monthly Peaks and the Adjusted Annual and Monthly Peaks of each of the Participants for use by the Management Committee in estimating "C"and "E" for purposes of Section 9.2(a); and coordinating with neighboring pools, non-Participants and the regional reliability council on matters of regional planning and regional reliability.

Section 2. Amendment of Section 9.4(a)

Section 9.4(a) is amended to read as follows:

(a) At the conclusion of each Capability Period, the Operations Committee shall determine whether each Participant has satisfied its Capability Responsibility obligation for each month during such Capability Period. If the minimum monthly System Capability of a Participant during a month was less than its Capability Responsibility, the number of Kilowatts of its deficiency shall be computed and the Participant shall pay a Capability Responsibility adjustment charge for the month computed at the rate prescribed by
Section 9.4(b). For purposes of Sections 9.4(a) and 9.4(d), the minimum monthly System Capability of a Participant for a month during a Capability Period is equal to the sum of (i) the Participant's lowest System Capability (as determined without taking into account any Entitlements in Pool-Planned Facilities initially placed in commercial operation during the Capability Period) for any day during the month, plus (ii) for each Pool-Planned Facility initially placed in commercial operation during the Period on or prior to the first day of the third month of the Period, one-sixth of (A) the amount of the Participant's Entitlement, if any, in such Facility times (B) the number of full months during such period that such Facility was in commercial operation, subject to the right of the Participant to elect, by written notice received by the chairman of the Operations Committee prior to the end of the Period, not to receive credit under this clause (ii), plus (iii) for each Pool-Planned Facility initially placed in commercial operation during the period on or prior to the first day of the month and for which no credit was given under clause
(ii), the amount of the Participant's Entitlement, if any, in such Facility. Retirements made on the last day of any month shall not be deducted from System Capability for that month.

Section 3. Amendment of Section 10.1

Section 10.1 is amended to read as follows:

10.1     Recommendation of Additional Facilities

The Management Committee shall periodically review the need for, and shall recommend, additions to and changes in generating and transmission facilities of the Participants, or sales to or purchases of power from Non-Participants, to meet the reliability standards established by it pursuant to Section 5.13 and the other objectives of NEPOOL. In making its review and recommendations, the Management Committee shall give due consideration to (i) reports of the Policy Planning Committee as to any alternatives proposed by the Policy Planning Committee, and (ii) such other matters as the Management Committee deems pertinent.

The Management Committee shall specify the type, range of capacity, target date for initial commercial operation and other appropriate characteristics of recommended facilities.

At least once every three years the Management Committee shall adopt a ten-year NEPOOL expansion plan specifying the type and timing of additional generating units, PTF facilities and other resources recommended for commercial operation during the period of the expansion plan.

The Management Committee shall also periodically review the need for, and shall recommend, arrangements to meet the reliability standards established by it pursuant to Section 5.13 and the other objectives of NEPOOL, under which Participants, affiliates of Participants or other persons may effect additions to and changes in generating and transmission facilities for use by Participants. Any such facilities shall be eligible for designation as Pool-Planned Facilities under
Section 11.1.

Section 4. Amendment of Section 10.6

Section 10.6 is amended to read as follows:

10.6     Increase in Reserves Because of Non-NEPOOL Planned Unit or Facility

If a Participant has at any time an Entitlement in a generating unit placed in commercial operation after October 31, 1975, which is not a Pool-Planned Unit or a Pool-Planned Facility and with respect to which no significant firm commitments to manufacturers or constructors were made on or before November 1, 1971, and as a result of the character, size or operation of such unit NEPOOL reserves are required to be increased, such Participant shall be responsible for providing (at its expense and, if more than one Participant has an Entitlement in the unit, in proportion to its Entitlement in such unit) the required additional NEPOOL reserves for so long as, and to the extent that, such increase is required by reason of such unit, or until such unit is accepted by the Management Committee as a Pool-Planned Unit or a Pool-Planned Facility; provided that such Entitlement shall be included in the Participant's System Capability for Capability Responsibility purposes.

Section 5. Amendment of Section 11.1

Section 11.1 is amended to read as follows:

11.1     Pool Access Objectives; Designation of Pool-Planned Facilities or
Purchases

It is an objective of NEPOOL that each Participant shall have an appropriate opportunityto meet its Capability Responsibility from Pool-Planned Facilities.

It is recognized that in the past Participants have satisfied their generating needs in various ways, as sole or joint owners of generating units, as joint owners of interests in generating companies, as purchasers from other Participants or Non-Participants under Unit Contracts or as wholesale customers, although some smaller Participants have indicated a desire to change their mode of participation in the future by ceasing to be wholesale customers in whole or part. It is anticipated that such smaller Participants and their suppliers will work out individual arrangements covering the phase-out of present contracts and that in many cases this may best be accomplished over a five-to-ten year period. Furthermore, Participants have participated in transmission facilities as sole owners, as joint owners of interests in transmission companies, or by entering into joint long-term support arrangements, and it is expected that this diversity will continue in the future because of the varying situations of the Participants. Many of the joint arrangements have been arranged or facilitated by NEPOOL action, and it is a continuing objective of NEPOOL to facilitate, in appropriate circumstances, joint generation and transmission arrangements through the designation of Pool-Planned Facilities and Pool-Planned Purchases.

A Participant which proposes, or whose affiliate proposes, a joint arrangement for the installation with other Participants of an additional generating unit rated 25 MW (gross) or above or a transmission facility rated 69 kV or above, or for a purchase jointly with other Participants of a Unit Contract Entitlement from a Non-Participant may submit, in such form, manner and detail as the Management Committee or the Policy Planning Committee may reasonably prescribe, a request to the Management Committee to designate the generating unit or the transmission facility as a Pool-Planned Facility or the purchase as a Pool-Planned Purchase, as the case may be. If the request relates to an additional generating unit or transmission facility to be installed by the Participant or its affiliate, the request shall be submitted at or before the time the Participant's plan for the facility is submitted pursuant to Section 10.4. It shall be a condition to the granting of the requested Pool-Planned status for a generating unit or purchase that the share of the unit or purchase which the Participant proposes to make available for joint participation be at least a 25~ share and that it be offered first to all other Participants on a fair and nondiscriminatory basis, before any offering is made to Non-Participants.

The Policy Planning Committee shall review the Participant's proposal to determine its consistency with NEPOOL objectives and shall report the results of its review to the Management Committee. If the Management Committee determines, on the basis of the Policy Planning Committee's report and such other information as the Management Committee deems appropriate, that the proposal is consistent with NEPOOL objectives and that the Participant has made the offer of joint participation contemplated by this Section, if required, (whether or not such offer has been accepted by one or more other Participants), it shall designate the proposed generating unit or transmission facility as a pool-Planned Facility, or shall designate the purchase as a Pool-Planned Purchase, as the case may be.

Provided the Participant has offered at least 25 of the capacity to other Participants through joint ownership or unit contract participation, the Management Committee may not unreasonably withhold designation as a Pool-Planned Facility of a generating unit proposed to be constructed by one or more Participants in order to satisfy their anticipated Capability Responsibilities and/or to provide an appropriate mix of their generating capabilities if the needs of such Participants in these regards have not been satisfied from other units or facilities designated as Pool-Planned on a basis consistent with the following objectives:

(a) Each Participant should have a reasonable opportunity to satisfy its load over some reasonable time period with a mix of generation reasonably comparable as to economics and types to that being developed for New England.

(b) No Participant should be required to subject itself to an excessively disproportionate exposure to backup power costs or reserve obligations as a result of having to take any Entitlement which is excessively follows:

disproportionately large as compared to the Participant's size, or as the result, during any sustained period, of having to take a disproportionate portion of its capacity from immature units.

(c) No Participant which has maintained an integrated system in the past should be required to impair the attractiveness of its securities in the capital markets by making unreasonably large capital investments in new generation or by becoming dependent upon other Participants for a substantially disproportionate amount of its System Capability.

Section 6.


Amendment of Section 15.33

Section 15.33 is amended to read as follows:

Pool-Planned Unit is one of the following units: New Haven Harbor Unit 1 (Coke Works), Mystic Unit 7, Canal Unit 2, Potter Unit 2,
Wyman Unit 4, Stony Brook Units 1, lA, lB, lC, 2A and 2B, Millstone Unit 3, Seabrook Unit 1 and Waters River Unit 2 (to the extent of 7 megawatts of its Summer Capability and 12 megawatts of its Winter Capability).

Section 7. Addition of New Section 15.33A

The Agreement is amended by adding new Section 15.33A as 15.33A

Pool-Planned Facility and Pool-Planned Purchase are, respectively,
(a)(i) a generating unit or transmission facility designated as a "Pool-Planned Facility" pursuant to Section 11.1 or (ii) which was designated as a "Pool-Planned facility" pursuant to Section 10.1 prior to January 1, 1993, and (b) a purchase from a Non-Participant designated by the Management Committee as a "Pool-Planned Purchase" pursuant to Section 11.1; provided that a "Pool-Planned Purchase" will not be entitled to transfer rights under Section 13.2(c), but Section 13.2(c) shall continue to be effective as to existing and new purchases from Hydro-Quebec utilizing the HQ Interconnection.

SECTION II

Following its execution by the requisite number of Participants, this Agreement, and the amendments provided for above, shall become effective on September 30, 1993, or on such later date as the Federal Energy Regulatory Commission shall provide that such amendment shall become effective.

SECTION III
USAGE OF DEFINED TERMS

The usage in this Agreement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

SECTION IV
COUNTERPARTS

This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page to be executed by its duly authorized representative, as of the 1st day of June, 1993.

COUNTERPART SIGNATURE PAGE
TO THIRTIETH AGREEMENT AMENDING
NEW ENGLAND POWER POOL AGREEMENT
DATED AS OF JUNE 1, 1993

The NEPOOL Agreement, being dated as of September 1, 1971, and being previously amended by twenty-eight (28) amendments
(with a pending twenty-nine (29) amendment dated as of May 1, 1993), the most recent prior amendment which has become effective being an amendment dated as of September 15, 1992.

Name:
Title:
Address



























COUNTERPART SIGNATURE PAGE TO THIRTIETH AGREEMENT AMENDING
NEW ENGLAND POWER POOL AGREEMENT DATED AS OF JUNE 1, 1993

The NEPOOL Agreement, being dated as of September l, 1971, and being previously amended by twenty-eight (28) amendments
(with a pending twenty-nine (29) amendment dated as of May 1, 1993), the most recent prior amendment which has become effective being an amendment dated as of September 15, 1992.

/s/ Robert de R. Stein
Robert de R. Stein

CENTRAL VERMONT PUBLIC SERVICE CORP.
Title:  Senior Vice President - Engineering
Address:  77 Grove St.
Rutland, VT 05701

                                                      10.63.1

OPERATING COMMITTEE
VERMONT JOINT OWNERS - HYDRO-QUEBEC
OPERATING AGREEMENT No. VJO-HQ-93-01
TERTIARY ENERGY
(hereinafter, the "Agreement")
RENEWAL OF VJO-HQ-92-02

Whereas "Tertiary Energy" is defined in Supplement III of the Interconnection Agreement between HYDRO-QUEBEC and the VERMONT JOINT OWNERS dated February 23, 1987 (hereinafter the "Interconnection
Agreement") as energy which is not otherwise covered in the Interconnection Agreement or in any other agreement between the parties, and which can be supplied by either party to the other, over and above the supplying party's commitments or requirements for its own system;

Whereas the conditions, rates, and charges for Tertiary Energy shall be as agreed upon by the Operating Committee from time to time as speci-fied in Supplement III;

Now therefore, the members of the Operating Committee unanimously agree to the sale of Tertiary Energy by HYDRO-QUEBEC to the VERMONT JOINT OWNERS in accordance with the Interconnection Agreement and under the following terms and conditions:

Effective date and term:

This Agreement shall be effective from September 1, 1993 at 00:00 hours and shall terminate on August 31, 1994 at 24:00 hours. This Agreement may be renewed by mutual agreement of the parties.

Amount of Energy:

The maximum amount of Tertiary Energy available for purchase for each month of the Agreement will be:

37,675 MWh September 1993
30,825 MWh October 1993
30,825 MWh November 1993
42,470 MWh December 1993
46,237 MWh January 1994,
44,525 MWh February 1994
46,237 MWh March 1994
23,975 MWh April 1994
34,250 MWh May 1994
44,182 MWh June 1994
45,210 MWh July 1994
45,210 MWh August 1994

at a maximum rate of delivery of 137 MWh per hour.

Energy price:

The unit price applicable for each megawatthour of Tertiary Energy shall be equal to 17.75 $ US/MWh. Should the energy be generated from thermal resources on the HYDRO-QUEBEC system or from a third party purchase, the Tertiary Energy price shall be equal to 120% of the total cost of providing such Tertiary Energy.


Fixed Compensation:

Whether Tertiary Energy is delivered or not, the VERMONT JOINT OWNERS shall pay to HYDRO-QUEBEC a minimum amount of 17,080.00$ US per month for the duration of this Agreement. During the term of this Agreement, if the maximum rate of delivery is greater than 20 Mwh per hour without exceeding 137 MWh per hour, then the monthly compensation shall be increased by an amount equal to 1,100.00$ US/MWh per hour for the amount in excess of 20 MWh per hour. If the energy delivered is from a third party purchase, any expenses charged to HYDRO-QUEBEC other than the cost of such energy shall be passed on directly to the VERMONT JOINT OWNERS. Concurrently the compensation shall be reduced on an hourly pro-rata basis for the amount of hours the energy comes from a third party purchase.

Special Case:

Notwithstanding the above, the fixed compensation for the month of September 1993 shall be equal to 57,260.00$ US for a rate of delivery of 61 MWh per hour.

Scheduling:

Scheduling under this Agreement shall be conducted in the following manner:

Monthly schedules: On or before the 5th working day of the preceding month, VERMONT JOINT OWNERS or their mandatary under the Interconnection Agreement shall notify HYDRO-QUEBEC of its intention to purchase Tertiary Energy under this Agreement. Such notification shall include the amount of Tertiary Energy expected for deliveries and the hourly rate of delivery during the following month.


Weekly schedules: On or before 10:00 hours each Tuesday of the preceding week, the VERMONT JOINT OWNERS or their mandatary under the Interconnection Agreement shall submit to HYDRO-QUEBEC a preliminary hourly schedule for Tertiary Energy deliveries during the upcoming week.

Hourly schedule changes. The VERMONT JOINT OWNERS or their mandatary under the Interconnection Agreement can make on-shift schedule changes to the previously submitted weekly schedule for economic reasons. HYDRO-QUEBEC can make on-shift schedule changes to the previously submitted weekly schedule for the following reasons:
(i) interruptibility provisions described within the Agreement, or,
(ii) the price of energy is going to change due to the operation of or a change of operation in HYDRO-QUEBEC's thermal units, or,
(iii) the price of energy is going to change due to the purchase of energy from a third party.

Notifications of such changes shall be made 35 minutes prior to the start of the hour the change is to take place. If the change is due to the operation of the thermal units or to a third party purchase, the VERMONT JOINT OWNERS or their mandatary under the Interconnection Agreement shall notify HYDRO-QUEBEC 30 minutes prior to the start of the hour if they desire to accept deliveries during the coming hour.

Interruptibility Provisions:

Deliveries under this Agreement may be interrupted by HYDRO-QUEBEC, without creating any deficiencies, for the following reasons:

(i) HYDRO-QUEBEC's implementation of voltage reduction or load shedding procedures,
(ii) to prevent the violation of voltage, stability, or thermal transmission criteria,
(iii) transfer limitations on the interconnection facilities or,

(iv) the unavailability of the interconnection facilities. The interconnection facilities include without limitation, the isolated production equipment, the 450 kV DC line between Radisson and Sandy Pond, the converter substations of Radisson, Nicolet and Sandy Pond and of Des Cantons and Comerford and the associated transformation equipment.

Delivery Point:

The Tertiary Energy under this Agreement shall be delivered on the Radisson - Nicolet - Sandy Pond 450kV DC interconnection. Should this interconnection be unavailable, energy may be delivered on the Des Cantons - Comerford interconnection. The delivery point shall be the point where such transmission lines described above, cross the boundary between Quebec and the United States of America. It is understood that HYDRO-QUEBEC shall not be obligated to switch load on shift to Des Cantons - Comerford interconnection for the sole purpose of delivery of the Tertiary Energy under this Agreement.

Delivery Deficiency:

If HYDRO-QUEBEC is unable to deliver for reasons other than those listed above, part or all of the energy scheduled by the VERMONT JOINT OWNERS or their mandatary under the Interconnection Agreement, such energy may be rescheduled during the remaining term of the Agreement. If HYDRO-QUEBEC is unable to deliver a part or all of the energy scheduled by the VERMONT JOINT OWNERS or rescheduled as provided herein above, HYDRO-QUEBEC shall pay to VERMONT JOINT OWNERS an amount equal to 50% of the price of the energy not delivered.

If energy cannot be delivered because the total amount of energy to be delivered on the Radisson - Nicolet - Sandy Pond interconnection or the Des Cantons - Comerford interconnection is less than the minimum loading level of those facilities, no Deficiency will result and the energy not delivered will not be rescheduled.

Acknowledgment:

The parties agree that deliveries of energy under this Agreement shall reduce HYDRO-QUEBEC's obligations under the Firm Energy Contract between HYDRO-QUEBEC and the NEW ENGLAND UTILITIES dated as of October 14, 1985 ("the Firm Energy Contract"), in accordance with Article 2.2 of said Firm Energy Contract.

                                        COMITE D'EXPLOITATON VJO-HQ

                                       /s/ M. Bernard Guertin
                                       par: M. Bernard Guertin

                                       /s/ Gilbert Neveu
                                       par: Gilbert Neveu

                                        Date: September 9, 1993
VJO-HQ OPERATING COMMlTTEE

/s/ Marc Schaefer

per: Marc Schaefer

/s/ A. Norman Terreri
per: A. Norman Terreri

Date:  93/9/9

OPERATING COMMITTEE
VERMONT JOINT OWNWERS-HYDRO-QUEBEC
OPERATING AGREEMENT No. VJO-HQ-92-02
(amendment 1)

The members of the Operating Committe unnimously agree to the following modification to the agreement VJO-HQ-92-02:

the second paragraph of the section headed Amount of Energy is hereby deleted and replaced by the following:

"However the amount of Tertiary Energy deliveries will be limited to 35.6522% of the above amounts of energy (with a maximum rate of delivery of 41 MWh per hour) through April 30, 1993 and to 39.1304% of the above amounts of energy (with a maximum rate of delivery of 45 MWh per hour) from May 1, 1993 until the Export Licence (EL-169) is modified to allow for maximum deliveries."

                                HYDRO-QUEBEC

                                /s/ M. Bernard Guertin
                                par: M. Bernard Guertin

                                /s/ Gilbert Nevue
                                par: Gilbert Neveu

                                Date:

VERMONT JOINT OWNERS

/s/ Marc Schaefer
per:Marc Schaefer

/s/ A. Norman Terreri
per: A.Norman Terreri

Date: 6-25-93
                                          10.75.1

AMENDMENT AGREEMENT NO. 1 TO
RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT AGREEMENT NO. 1, dated as December 21, 1988, is among CENTRAL VERMONT PUBLIC SERVICE CORPORATION, CENTRAL VERMONT PUBLIC SERVICE CORPORATION as Service Agent and THE FIRST NATIONAL BANK OF BOSTON.

WHEREAS, the parties hereto are parties to that certain Receivables Purchase Agreement dated as of November 29, 1988 (the "Purchase
Agreement"), and wish to amend a certain provision of the Purchase
Agreement;

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Amendment of Purchase Agreement. Section 9.4 of the Purchase
Agreement is hereby amended by adding the following to the end thereof:

"Notwithstanding the foregoing, the Seller agrees that the Bank may disclose information obtained by the Bank pursuant to this Agreement to participants or potential participants in its Undivided Interest, provided that such participants agree to be bound by the confidentiality requirements set forth herein."

2. Miscellaneous. Except as otherwise expressly provided by this Amendment Agreement No. 1, all of the terms, conditions and provisions of the Purchase Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Purchase Agreement, as amended hereby, shall continue in full force in effect, and that this Amendment Agreement No. 1 and the Purchase Agreement shall be read and construed as one instrument. This Amendment Agreement No. 1 shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement No. 1 as of the date first written above.

THE FIRST NATIONAL BANK OF        CENTRAL VERMONT PUBLIC SERVICE
 BOSTON                           CORPORATION, Individually and
   as Service Agent

By: /s/ Daniel G. Head, Jr.       By: /s/ Jonathan W. Booraem
  Title: Assistant Vice President      Title: Treasurer




                                                             10.75.2
BANK OF BOSTON
                                            November 27, 1989


Central Vermont Public Service Corporation
77 Grove Street
Rutland, VT  05701
Attention:  Jonathan W. Booraem, Treasurer

Re:  Receivables Purchase Agreement
     dated as of November 29, 1988 (the "Agreement")

Dear Jonathan:

      As you are aware, Schedule 1.1 of the Agreement set forth a list of Customers whose Outstanding Accounts may be included as Eligible Accounts notwithstanding the fact that the aggregate Face Amount of such Outstanding Accounts exceeds $250,000 as at any date of determination.

      We have discussed, and you have agreed, that such Schedule should be modified to include Stratton Mountain Corp. and to exclude Vermont Castings, Inc. from such list of Customers.

     Accordingly, effective as of the date of this letter, Schedule 1.1 shall be replaced in its entirety by a new Schedule 1.1 in the form attached hereto. Except as modified hereby, the Agreement and all of the terms and conditions thereof are ratified and remain in full force and effect.

                          Very truly yours,

                          THE FIRST NATIONAL BANK OF BOSTON

                           By /s/ Daniel G. Head Jr.
                              Assistant Vice President

AGREED:

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:/S/ Jonathan W. Booraem
Title:  Treasurer

Date: December 4, 1989

                                                     SCHEDULE 1.1


         General Electric Co.
         Sherburne Corporation
         Boise Cascade Corporations
         Express Foods Inc.
         Eveready Plant
         Grand Union Store
         E.H.V. Industries, Inc.
         Johnson Controls, Inc.
         Mack Molding Co.
         Stratton Mountain Corp.
         White Pigment Plant
         Wyeth Nutritionals
         Tambrands Inc.
         C & S Wholesale Grocers, Inc.
         Price Chopper #41
         C.P.M. Inc.
         Bratt. Kiln Drying & Mill Co.
         Stanley Tools
         The Rutland Hospital

                                                               10.75.3

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

Second Amendment and Extension Agreement

to

Receivables Purchase Agreement

This Second Amendment and Extension Agreement (this "Amendment") dated as of November 29, 1990 to Receivables Purchase Agreement dated as of November 29, 1988, as amended by a Letter Agreement dated December 4, 1989 (as so amended, the "Agreement") between CENTRAL VERMONT PUBLIC SERVICE CORPORATION (the "Seller") and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

WHEREAS, pursuant to Section2.1(b) of the Agreement, the Purchase
Commitment of the Bank is scheduled to terminate on the second anniversary of the Closing Date, as extended for one-year periods from time to time, currently extended to November 29, 1991; and

WHEREAS, by means of a letter dated October 3, 1990 from the Seller to the Bank the Seller has requested that the Purchase Commitment be extended for an additional one-year period beyond November 29, 1991, and the Bank is willing to so extend the Purchase Commitment on the terms and conditions contained herein; and

WHEREAS, the Bank and the Seller wish to amend the Agreement to reflect changes made by Duff & Phelps Inc. in its senior debt rating schedule, and conform the rate-setting dates for LIBO Rates to current market practice;

NOW, THEREFORE, the Bank and the Seller agree as follows:

Section 1. Amendments to the Agreement.

(a) Section10(e) of the Agreement is hereby amended by deleting the phrase "shall exceed D&P 8" appearing therein and substituting therefor the phrase "shall fall below D&P BBB+".

(b) The definition of "LIBO Rate" contained in Exhibit A to the Agreement is hereby amended by deleting the phrase "third Business Day" appearing in the third line thereof and substituting therefor the phrase "second Business Day".

Section 2. Extension of the Purchase Termination Date. The Bank hereby agrees that the Purchase Commitment shall be renewed for an additional one-year period, such that the Purchase Termination Date referred to in Section2.1(b) shall now occur on November 29, 1992.

Section 3. Representations and Warranties.




The Seller represents and warrants as follows:

(a) The execution, delivery and performance by the Seller of this Amendment and the Purchase Documents as amended hereby are within the corporate powers of the Seller and have been duly authorized by all requisite corporate action by the Seller, do not contravene (i) the Seller's Articles of Association or by-laws or (ii) any law, rule, order, regulation or contractual restriction (including, without limitation, any restriction in the Indenture) binding on or affecting the Seller, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery of this Amendment or the perfo~mance by the Seller of the Purchase Documents as amended hereby.

(c) This Amendment and the Purchase Documents as amended hereby are the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The representations and warranties contained in Section6 of the Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except that references to financial statements in
Section6.5 of the Agreement shall be deemed to refer to the most recent financial statements delivered by the Seller thereunder).

(e) No Termination Event or event that, with the giving of notice or passage of time or both would become a Termination Event, has occurred and is continuing.

Section 4. Miscellaneous.

(a) This Amendment and the modifications to the Agreement set forth herein shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(b) On and after the date hereof, each reference in the Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Agreement as amended hereby.

(c) Except as amended and modified hereby, the Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

(d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first above written.

CENTRAL VERMONT PUBLIC SERVICE
CORPORATION

By: /s/ Jonathan W. Booraem

Title: Treasurer

THE FIRST NATIONAL BANK OF BOSTON

By: /s/ Daniel G. Head, Jr.

Title: Assistant Vice President

                                                            10.75.4
CENTRAL VERMONT PUBLIC SERVICE CORPORATION

Third Amendment and Extension Agreement

to

Receivables Purchase Agreement

This Third Amendment and Extension Agreement (this "Amendment") dated as of November 29, 1991 to Receivables Purchase Agreement dated as of November 29, 1988, as amended by Amendment Agreement No. 1 dated as of December 21, 1988, a Letter Agreement dated November 27, 1989 and a Second Amendment and Extension Agreement dated as of November 29, 1990 (as so amended, the "Agreement") between CENTRAL VERMONT PUBLIC SERVICE CORPORATION (the "Seller") and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

WHEREAS, pursuant to Section2.1(b) of the Agreement, the Purchase
Termination Date is scheduled to occur on the second anniversary of the Closing Date, as extended for one-year periods from time to time, currently extended to November 29, 1992; and

WHEREAS, by means of a letter dated November 8, 1991 from the Seller to the Bank the Seller has requested that the Purchase Termination Date be extended for an additional one-year period beyond November 29, 1992, and the Bank is willing to so extend the Purchase Termination Date on the terms and conditions contained herein; and

WHEREAS, the Bank and the Seller wish to amend the Agreement to lower the minimum rating assigned by Duff & Phelps Inc. to the senior debt of the Seller that would constitute a Termination Event, to conform such rating to the minimum level required for ratings by Standard ~ Poor's Corporation, and add a one-year Funding Period option for LIBO Rates;

NOW, THEREFORE, the Bank and the Seller agree as follows:

Section 1. Amendments to the Agreement.

(a) 10(e) of the Agreement is hereby amended by deleting the phrase "shall fall below D&P BBB+" appearing therein and substituting therefor the phrase "shall fall below D&P BBB".

(b) The definition of "Funding Period" contained in Exhibit A to the Agreement is hereby amended by deleting the phrase "three or six months thereafter," appearing in the fifth and sixth lines and tenth line thereof and substituting therefor in each such place the phrase "three, six or twelve months thereafter,".

Section 2. Extension of the Purchase Termination Date. The Bank hereby agrees that the Purchase Termination Date referred to in 2.1(b) shall be extended for an additional one-year period, such that the Purchase Termination Date shall now occur on November 29, 1993.

Section 3. Representations and Warranties.

The Seller represents and warrants as follows:

(a) The execution, delivery and performance by the Seller of this Amendment and the Purchase Documents as amended hereby are within the corporate powers of the Seller and have been duly authorized by all requisite corporate action by the Seller, do not contravene (i) the Seller's Articles of Association or by-laws or (ii) any law, rule, order, regulation or contractual restriction (including, without limitation, any restriction in the Indenture) binding on or affecting the Seller, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery of this Amendment or the performance by the Seller of the Purchase Documents as amended hereby.

(c) This Amendment and the Purchase Documents as amended hereby are the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The representations and warranties contained in Section6 of the Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except that references to financial statements in Section6.5 of the Agreement shall be deemed to refer to the most recent financial statements delivered by the Seller thereunder).

(e) No Termination Event or event that, with the giving of notice or passage of time or both would become a Termination Event, has occurred and is continuing.



Section 4. Miscellaneous.

(a) This Amendment and the modifications to the Agreement set forth herein shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(b) On and after the date hereof, each reference in the Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Agreement as amended hereby.

(c) Except as amended and modified hereby, the Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

(d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first above written.

CENTRAL VERMONT PUBLIC SERVICE
CORPORATION

By: /s/ Jonathan W. Booraem
Title: Treasurer

THE FIRST NATIONAL BANK OF BOSTON

By: Daniel G. Head, Jr.

Title: Assistant Vice President

                                                                10.75.5

CENTRAL VERMONT PUBLIC SERVICE CORPORATION


Fourth Amendment and Extension Agreement

to

Receivables Purchase Agreement

This Fourth Amendment and Extension Agreement (this "Amendment") dated as of November 29, 1992 to Receivables Purchase Agreement dated as of November 29, 1988, as amended by Amendment Agreement No. 1 dated as of December 21, 1988, Letter Agreement dated November 27, 1989, Second Amendment and Extension Agreement dated as of November 29, 1990, and Third Amendment and Extension Agreement dated as of November 29, 1991 (as so amended, the "Agreement") between CENTRAL VERMONT PUBLIC SERVICE CORPORATION (the "Seller") and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

WHEREAS, pursuant to Section2.1(b) of the Agreement, the Purchase
Termination Date is scheduled to occur on the second anniversary of the Closing Date, as extended for one-year periods from time to time, currently extended to November 29, 1993; and

WHEREAS, by means of a letter dated September 11, 1992 from the Seller to the Bank the Seller has requested that the Purchase Termination Date be extended for an additional one-year period beyond November 29, 1993, and the Bank is willing to so extend the Purchase Termination Date, on the terms and conditions contained herein; and

WHEREAS, the Seller and the Bank wish to make certain other changes to the Agreement, on the terms and conditions contained herein;

NOW, THEREFORE, the Bank and the Seller agree as follows:

Section 1. Amendments to the Agreement.

(a) Section2.7(a)(iii) of the Agreement is hereby amended by deleting the phrase "on the Debit Dates occurring on the 15th day of each February, May, August and November of each year," and substituting therefor the phrase "on the first Business Day of each March, June, September and December of each year,".

(b) Section2.7(a)(iv) of the Agreement is hereby amended by deleting the phrase "on each of the Debit Dates described in clause (iii) above," and substituting therefor the phrase "on each of the dates described in clause (iii) above,".

(c) SectionSection2.5(c), 2.7(a)(vii), 2.7(b), 2.7(c) and 2.7(d) of the
Agreement are hereby amended by inserting the phrase "or other date on which the Bank shall debit the Collection Account" after the phrase "On each Debit Date" appearing in the first line of each such subsection.


(d) Section10(g)(ii) of the Agreement is hereby amended by deleting the percentage "4%" appearing therein and substituting therefor the percentage "8%".

(e) Section10(i) of the Agreement is hereby amended by inserting the phrase "or other date on which the Bank shall debit the Collection Account" after the phrase "on any Debit Date" appearing in the third line thereof.

(f) The definition of "Eligible Account(s)" contained in Exhibit A to the Agreement is hereby amended by deleting said definition in its entirety and substituting therefor the following:

"Eligible Account(s) - any Outstanding Account (other than an Excluded Account) from a Customer which is an electric retail person, which Outstanding Account has not been outstanding for more than 60 days past the date of billing with respect thereto."

(g) The definition of "Excluded Account(s)" contained in Exhibit A to the Agreement is hereby amended by deleting said definition in its entirety and substituting therefor the following:

"Excluded Account(s) - (a) any Outstanding Accounts arising from the rental of water heaters, (b) unless the Bank shall have consented in writing, the Outstanding Accounts of any Customer other than those Customers listed on Schedule 1.1 hereto (as such Schedule may be amended from time to time with the prior written consent of the Bank) when the aggregate Face Amount of such Outstanding Accounts (other than Unbilled Accounts) exceeds $250,000 as of any date of determination,
(c) unless the Bank shall have consented in writing, any Outstanding Accounts arising from sales of electricity to Vermont Electric Power Cooperative, Inc., Washington Electric Cooperative, Inc., Connecticut Valley Electric Company Inc. or any other firm wholesale Person, and
(d) any Outstanding Accounts the sale and assignment of which is prohibited by federal or state law."

(h) Exhibits D-l and D-2 to the Agreement are hereby amended by deleting said Exhibits and substituting therefor new Exhibits D-l and D-2 in the forms attached hereto as Exhibits D-l and D-2.

(i) Schedule 1.1 to the Agreement is hereby amended by deleting said
Schedule 1.1 and substituting therefor a new Schedule 1.1 in the form attached hereto as Schedule 1.1.

Section 2. Extension of the Purchase Termination Date. The Bank hereby agrees that the Purchase Termination Date referred to in cv4,62.1(b) shall be extended for an additional one-year period, such that the Purchase Termination date shall now occur on November 29, 1994.

Section 3. Representations and Warranties.

The Seller represents and warrants as follows:

(a) The execution and delivery of this Amendment and the and performance by the Seller of the Purchase Documents as amended hereby are within the corporate powers of the Seller and have been duly authorized by all requisite corporate action by the Seller, do not contravene (i) the Seller's Articles of Association or by-laws or (ii) any law, rule, order, regulation or contractual restriction (including, without limitation, any restriction in the Indenture) binding on or affecting the Seller, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery of this Amendment or the performance by the Seller of the Purchase Documents as amended hereby.

(c) This Amendment and the Purchase Documents as amended hereby are the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The representations and warranties contained in Section6 of the Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except that references to financial statements in Section 6.5 of the Agreement shall he deemed to refer to the most recent financial statements delivered by the Seller thereunder).

(e) No Termination Event or event that, with the giving of notice or passage of time or both would become a Termination Event, has occurred and is continuing.

Section 4. Miscellaneous.

(a) This Amendment and the modifications to the Agreement set forth herein shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(b) On and after the date hereof, each reference in the Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Agreement as amended hereby.

(c) Except as amended and modified hereby, the Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

(d) ThiS Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first above written.


CENTRAL VERMONT PUBLIC SERVICE
CORPORATION

By: /s/ Jonathan W. Booraem

Title: Treasurer

THE FIRST NATIONAL BANK OF BOSTON

By: /s/ Daniel G.Head, Jr.

Title: Vice President

SCHEDULE 1.1

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

CERTAIN CUSTOMERS

General Electric Co.
Killington, LTD
Wyeth Nutritionals
Grand Union Store
Specialty Paperboard
Eveready Battery Co.
EHV Industries
Stratton Mountain Inn
Bryant Grinder Co.
Vermont Castings
Johnson Controls Inc.
Mack Molding
Windsor Minerals
C & S Wholesale Groc
The Rutland Hospital
Tambrands Inc.
OMYA
Brattleboro Kiln Dry
Price Chopper
Middlebury College















EXHIBIT D-1

MONTHLY REPORT
MONTH ENDING              , 19 _
$ (000)

To be used when Undivided Interest of Purchasers as at month end set forth above does not exceed an amount equal to 80% of the lowest
Eligible Account Balance during the most recent 12 months for which actual data is available.

(a) Undivided Interest as at month end above is $__________.
(b) Lowest Eligible Account Balance over
    12 months is $_____________.
(c) .8 times (b) = $___________.
    (a) is less than or equal to (c).

Item Description

1.   Outstanding Accounts  (billed)                $_________

2.   Outstanding Accounts (unbilled)               $_________

3.    - Eligible Accounts Over 60 Days
         Past Due                                 ($__________)

4.    - Excluded Customer Accounts Greater
         Than $250,000                            ($__________)

5.    - Customer deposits and interest            ($__________)

6.     - Excluded wholesale Customer Accounts (l) ($__________)

7.     - Estimated Water Heater Rentals           ($__________)

8.      Eligible Accounts

9.      Undivided Interest

10.     Fractional Undivided Interest (line 9
          divided by line 8)

11.     Fractional Accounts over 60 days past
          due (line 3 divided by [line 1 plus
           line 2])

(1)     Excluded Accounts: Vermont Electric Cooperative, Inc.,
        Washington Cooperative, Inc., Connecticut Valley
        Electric Company Inc. and other firm wholesale Persons

EXHIBIT D-2

                        MONTHLY REPORT
         MONTH ENDING _________________, 19 _
                            $(000)

To be used when Undivided Interest of the Purchasers as at month end set forth above is equal to an amount which exceeds 80% of the lowest Eligible Account Balance during the most recent 12 months for which actual data is available.

(a) Undivided Interest as at month end above is $_________.
(b) Lowest Eligible Account Balance over
    12 months is $________________.
(c) .8 times (b) = $____________.
     (a) is less than or equal to (c).

         Daily Formula:
Item      Description
1.  Prior Day's Ending Balance of Eligible
     Accounts                                     $__________

2.   - Customer Accounts Daily Cash Receipts     ($__________)

3.   +Daily Eligible Sales (1)                    $__________

4.   Change in Eligible Accounts Over 60 Days
      Past Due(2 From Prior Month divided by
      # Days in Reporting Month                  ($__________)

5.   - Excluded Customer Accounts Greater
        Than $250,000 (3)                        ($__________)

6.   - Customer deposits and interest            ($__________)

7.   - Excluded wholesale Customer Accounts (4)  ($__________)

8.   - Estimated Water Heater Rentals            ($__________)

9.   Eligible Accounts                            $

10.  Undivided Interest                           $

11.  Fractional Undivided Interest (line 10
     divided by line (9)

12.  Fractional Accounts over 60 days past
     due (line 4 divided by [line 1 minus
     line 2 plus line 3])





(1) Aggregate Eligible Sales for the month(including estimated Daily Unbilled Accounts) - # Days in Month

(2)   Difference From Prior Month's Amount Using Latest Aging
      Report Available

(3)   Difference From Prior Month's Amount Using Latest Data
      Available

(4) Excluded Accounts Difference From Prior Month's Amount Using Latest Available Data at Billing Date: Vermont Electric Cooperative, Inc., Washington Cooperative, Inc., Connecticut Valley Electric Company Inc. and other firm wholesale Persons